Exhibit 10.2

AMENDMENT AGREEMENT

AMENDMENT No. 1 (this “Amendment”), dated as of November 30, 2005, to the Transaction Agreement (the “Original Agreement”), dated as of June 23, 2005, by and between Citigroup Inc., a Delaware corporation (“Citigroup”), and Legg Mason, Inc., a Maryland corporation (“Legg Mason”, and together with Citigroup, the “Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Original Agreement.

WITNESSETH:

WHEREAS, the Parties have entered into the Original Agreement; and

WHEREAS, pursuant to and in accordance with Section 11.7 of the Original Agreement, the parties wish to amend the Original Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Original Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1 Agreement. Whenever used in the Original Agreement or this Amendment, the term “Agreement” shall hereinafter refer to the Original Agreement, as amended by this Amendment.

Section 1.2 Purchase Price. (a) Section 1.2(b) and (c) of the Original Agreement is amended and restated in its entirety as follows:

(b) the PC/CM Transferred Shares; and

(c) an amount as determined in accordance with this Section 1.2(c) (the “Note Principal Amount”) equal to (i) (A)(I) $2,050,000,000 plus (II) $12,000,000 payable pursuant to Exhibit H in respect of the CAM London Leased Real Property minus (B) (I) $82.71 times (II) (x) the number of shares of Legg Mason Common Stock plus (y) the number of shares of Legg Mason Common Stock underlying the Legg Mason Preferred Stock, plus (ii) the PC/CM Balance Sheet Adjustment (as defined in Section 1.3(a)(i)), if any, minus (iii) the CAM Adjustment Amount (as defined in Section 1.3(b)(i)), if any, plus (iv) the Legg Mason Continuing Deferred Compensation Amount unless Legg Mason shall have contributed an amount equal to the Legg Mason Continuing Deferred Compensation Amount to the capital of the PC/CM Transferred Subsidiaries in accordance with Section 6.15(l) (the amount equal to the sum of the amounts referred to in clauses (i), (ii) and (iv), less the amount referred to in clause (iii), the “Net Amount”).

Notwithstanding the foregoing, the payment of the consideration by Legg Mason or one of its Affiliates pursuant to Section 2.4(c) in respect of the CAM Businesses in the foreign jurisdictions identified in Exhibit J shall be made in accordance with the provisions of Exhibit J.

(b) Section 1.2(d) of the Agreement is deleted in its entirety.

Section 1.3 Capital Ratio. Subsection 1.3(a)(iii) of the Original Agreement is amended and restated in its entirety as follows:

Notwithstanding anything contained in this Agreement to the contrary, in the event that the capital ratio (that is, net regulatory capital (as calculated in accordance with SEC Rule 15c3-1 in a manner consistent with the FOCUS reports of the PC/CM Business) divided by aggregate debit balances (as calculated in accordance with SEC Rule 15c3-3 in a manner consistent with the FOCUS reports of the PC/CM Business), and on a pro forma basis without giving effect to any capital contributions made by Legg Mason or one of its Affiliates to the PC/CM Business to fund the Legg Mason Continuing Deferred Compensation Amount) of the PC/CM Business is less than 15% as of immediately prior to the Closing, Legg Mason shall, or shall cause its Affiliates to, take (or omit from taking) such actions as may be necessary so that such capital ratio is at least equal to 15% at the Closing.

Section 1.4 CAM Tangible Book Value Target. The definition of “CAM Tangible Book Value Target” set forth in Section 1.3(b)(ii) of the Original Agreement is amended and restated in its entirety as follows:

“CAM Tangible Book Value Target” means the sum of $48,000,000 and the Citigroup Continuing Deferred Compensation Amount.

Section 1.5 Closing. (a) Section 2.1 of the Original Agreement is amended and restated in its entirety as follows:

Section 2.1 Closing. The closing of the transactions provided for in this Agreement (the “Closing”) shall take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York New York, 10036-6522 at 12:01 a.m., New York City time, on the first day immediately following the first calendar month-end following the date on which the last of the conditions required to be satisfied or waived pursuant to Article VII is either satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver thereof), or (b) at such other place, time or date as the Parties shall agree upon in writing. The last day of the month ending immediately prior to the date on which the Closing is to occur is referred to herein as the “Closing Date.”

(b) Any document or notice required by the Original Agreement to be delivered a specified number of days or Business Days prior to the Closing shall be, for purposes of the Agreement, required to be delivered such specified number of days or Business Days prior to the Closing Date.

Section 1.6 Preliminary Information. Section 2.2 of the Original Agreement is amended and restated in its entirety as follows:

Section 2.2 Preliminary Information, etc.

(a) (i) Citigroup shall prepare, or cause to be prepared, and deliver, or cause to be delivered, to Legg Mason (A) at least five Business Days prior to the Closing Date, the CAM Estimated Closing Date Balance Sheet prepared in accordance with Section 2.2(a)(ii) and calculations in reasonable detail based upon such CAM Estimated Closing Date Balance Sheet setting forth the estimated amounts of CAM Tangible Book Value, together with a certificate duly executed by an appropriate officer of a Citigroup Seller certifying that the CAM Estimated Closing Date Balance Sheet and such calculations were prepared in accordance with Section 2.2(a)(ii) and (B) at least two Business Days prior to the Closing Date, an updated Revenue Run-Rate Schedule prepared as of the Closing Revenue Run-Rate Date (with such schedule to be further updated and delivered as of the Closing to reflect Consents that have been obtained, and oral or written notices of termination that been received from CAM Advisory Clients, in each case that have not been withdrawn or rescinded, from and after the date on which such schedule was initially delivered to Legg Mason through the Closing).

(ii) Citigroup shall, in good faith and at Citigroup’s expense, prepare, or cause to be prepared, the CAM Estimated Closing Date Balance Sheet using the accounting principles, procedures, policies and methods set forth in the footnotes to such CAM Estimated Closing Date Balance Sheet (a true and complete copy of which is attached hereto as Annex 2.2(a)(ii)) and, to the extent not inconsistent therewith, the accounting principles, procedures, policies and methods used in preparing the CAM Base Balance Sheet (including the types of adjustments used in preparing such CAM Base Balance Sheet as set forth in the notes thereto). Citigroup shall give, and shall use its reasonable best efforts to cause its advisers to give, Legg Mason and its respective advisers reasonable access to such books, records and personnel of Citigroup (including the work papers of Citigroup and its accountants relating to the preparation of the CAM Estimated Closing Date Balance Sheet and such calculations based thereon) as may be necessary to enable Legg Mason and its advisers to review the CAM Estimated Closing Date Balance Sheet and such calculations based thereon prior to the Closing. For the avoidance of doubt, in the event of any disagreement between Citigroup and Legg Mason as to the preparation of the CAM Estimated Closing Date Balance Sheet (or any amount thereon) or the calculation of CAM Tangible Book Value, the amounts set forth in such CAM Estimated Closing Date Balance Sheet or such calculations shall control (without regard to any adjustment requested by Legg Mason that is not agreed to by Citigroup) for all purposes of this Agreement at the Closing, subject to the rights of Legg Mason as set forth in Section 3.1.

(b) (i) Legg Mason shall prepare, or cause to be prepared, and deliver, or cause to be delivered, to Citigroup (A) at least five Business Days prior to the Closing Date, the PC/CM Estimated Closing Date Balance Sheet prepared in accordance with Section 2.2(b)(ii) and calculations in reasonable detail based upon such PC/CM Estimated Closing Date Balance Sheets setting forth the estimated amounts of PC/CM Tangible Book Value and the capital ratio, together with a certificate duly executed by an appropriate officer of a Legg Mason Seller certifying that the PC/CM Estimated Closing Date Balance Sheet and such calculations were prepared in accordance with Section 2.2(b)(ii) and (B) at least two Business Days prior to the Closing Date, a certificate signed by the Chief Financial Officer of Legg Mason certifying as to the number of shares of Legg Mason Common Stock issued and outstanding as of the date of such certificate for purposes of the calculations to be made pursuant to Section 1.2(a).

(ii) Legg Mason shall, in good faith and at Legg Mason’s expense, prepare, or cause to be prepared, the PC/CM Estimated Closing Date Balance Sheet using the accounting principles, procedures, policies and methods set forth in the footnotes to such PC/CM Estimated Closing Date Balance Sheet (a true and complete copy of which is attached hereto as Annex 2.2(b)(ii)) and, to the extent not inconsistent therewith, the accounting principles, procedures, policies and methods used in preparing the PC/CM Base Balance Sheet (including the types of adjustments used in preparing such PC/CM Base Balance Sheet as set forth in the notes thereto). Legg Mason shall give, and shall use its reasonable best efforts to cause its advisers to give, Citigroup and its respective advisers reasonable access to such books, records and personnel of Legg Mason (including the work papers of Legg Mason and its accountants relating to the preparation of the PC/CM Estimated Closing Date Balance Sheet and such calculations based thereon) as may be necessary to enable Citigroup and its advisers to review the PC/CM Estimated Closing Date Balance Sheet and such calculations based thereon prior to the Closing. For the avoidance of doubt, in the event of any disagreement between Citigroup and Legg Mason as to the preparation of the PC/CM Estimated Closing Date Balance Sheet (or any amount thereon) or the calculation of PC/CM Tangible Book Value or the capital ratio, the amounts set forth in such PC/CM Estimated Closing Date Balance Sheet or such calculations shall control (without regard to any adjustment requested by Citigroup that is not agreed to by Legg Mason) for all purposes of this Agreement at the Closing, subject to the rights of Citigroup as set forth in Section 3.2.

(c) Citigroup shall deliver or cause to be delivered to Legg Mason, not later than five Business Days prior to the Closing Date, a notice specifying (i) the name(s) of one or more Citigroup Sellers or Affiliates thereof to whom the Legg Mason Shares shall be issued and in whose name(s) the issuance of the Legg Mason Shares shall be registered on Legg Mason’s transfer books by Legg Mason’s transfer agent, (ii) the amount(s) and form of shares comprising the Legg Mason Shares to be issued to each such Citigroup Seller or wholly-owned Subsidiary thereof and (iii) the name(s) of one or more Citigroup Sellers or wholly-owned Subsidiaries thereof to whom the Legg Mason Note, if applicable, shall be issued; provided, however, that, to the extent reasonably practicable, Citigroup shall cause the Legg Mason Shares to be held by one or more Citigroup Affiliates so as to facilitate compliance by the Parties hereto and their respective Affiliates with ERISA.

(d) Notwithstanding any other provision of this Agreement or the Citigroup Disclosure Letter or Legg Mason Disclosure Letter to the contrary, (i) Legg Mason agrees that it shall pay (or cause to be paid) to Citigroup (or one of its Affiliates) by wire transfer of immediately available funds to an account or accounts designated by Citigroup at least two Business Days prior to the payment date $37,000,000, such amount being the excess of the amount reflected on the CAM Estimated Closing Date Balance Sheet as a liability under “Intercompany” (footnote (d)) over the amount reflected on the CAM Estimated Closing Date Balance Sheet as an asset under “Intercompany” (footnote(d)) and (ii) Citigroup agrees that it shall pay (or cause to be paid) to Legg Mason (or one of its Affiliates) by wire transfer of immediately available funds to an account or accounts designated by Legg Mason at least two Business Days prior to the payment date $86,286,563, such amount being reflected on the PC/CM Estimated Closing Date Balance Sheet as a break-out labeled “Intercompany payable generated by day-to-day operations” to the line item “Payable to LM Incorporated”, in each case, within 21 days following the Closing; provided that neither such payment shall result in any duplicate payment or recovery for any party under this Agreement; provided further that the Parties agree that any amounts referred to in this Section 2.2(d) shall be subject to review in accordance with Sections 3.1, 3.2 and 3.3.

Section 1.7 Citigroup Deliveries at Closing. (a) Section 2.3(b) of the Original Agreement is amended and restated in its entirety as follows:

(b) the License Agreements, duly executed;

(b) Subsection 2.3(j) of the Original Agreement shall be deleted in its entirety and Subsection 2.3(k) of the Original Agreement shall be redesignated as Subsection 2.3(j).

Section 1.8 Legg Mason Deliveries at Closing. Sections 2.4(c) and 2.4(d) of the Original Agreement are amended and restated in their entirety as follows:

(c) an amount equal to the Note Principal Amount by wire transfer in immediately available funds to an account or accounts designated at least three Business Days (or earlier if reasonably appropriate in order to permit Legg Mason to register such funds with the appropriate Governmental Authority if any account is not located in the United States) prior to the Closing Date by Citigroup in a written notice to Legg Mason; provided, however, if Legg Mason is unable to borrow the Note Principal Amount on the Closing Date pursuant to the Term Loan Facility, then Legg Mason shall deliver to Citigroup the Legg Mason Note, duly executed, in lieu of the Note Principal Amount and the principal amount under the Legg Mason Note shall be the Note Principal Amount;

(d) the License Agreements, duly executed;

Section 1.9 Delayed Closing. (a) Section 2.7(a) of the Original Agreement is amended and restated in its entirety as follows:

(a) Notwithstanding anything to the contrary contained in this Agreement, in the event that the Parties have determined that the conditions set forth in Article VII have been satisfied (other than conditions which by their terms are intended to be satisfied as of the Closing Date, with respect to which, upon the request of a Party, the Parties shall certify as to the satisfaction of such conditions to each other Party in connection with such determination), except that the transfer of any of the CAM Transferred Shares in respect of any CAM Transferred Subsidiary that is created or organized outside the United States and is immaterial to the CAM Business or any of the PC/CM Transferred Shares in respect of any PC/CM Transferred Subsidiary that is created or organized outside the United States and is immaterial to the PC/CM Business requires any material approval or permit of any Governmental Authority that has not then been received or obtained or the expiration of any applicable waiting period that has not expired (such transferred shares and the assets relating to the CAM Business or the PC/CM Business, as the case may be, conducted by such Subsidiary, collectively, the “Delayed Closing Assets”), either party shall have the right to require the Closing other than with respect to such Delayed Closing Assets, which Closing shall be effected as contemplated hereby, subject to subsections (b) and (f) below.

(b) Section 2.7 of the Original Agreement shall be amended to add at the end thereof the following Section 2.7(h):

(h) At the applicable Delayed Closing, Citigroup shall use its reasonable best efforts to cause new stock certificates representing the shares of each of the CAM Polish Transferred Subsidiaries to be issued in the name of Legg Mason (or its designee), in lieu of the transfer of currently issued and outstanding certificates.

Section 1.10 CAM Final Closing Date Balance Sheet. Section 3.1 of the Original Agreement is amended and restated in its entirety as follows:

Section 3.1 CAM Final Closing Date Balance Sheet.

(a) (i) Not later than 90 days after the Closing Date or such other time as is mutually agreed by the Parties, Citigroup shall prepare, or cause to be prepared, and deliver, or cause to be delivered, to Legg Mason a balance sheet of the CAM Business (the “CAM Final Closing Date Balance Sheet”), as of the end of the day on the Closing Date and calculations in reasonable detail based upon such CAM Final Closing Date Balance Sheet setting forth the amounts of CAM Tangible Book Value, together with a certificate duly executed by an appropriate officer of a Citigroup Seller certifying that the CAM Final Closing Date Balance Sheet and such calculation were prepared in accordance with the accounting principles, procedures, policies and methods set forth in the footnotes to such CAM

Estimated Closing Date Balance Sheet and, to the extent not inconsistent therewith, the accounting principles, procedures, policies and methods used in preparing the CAM Base Balance Sheet (including the types of adjustments used by Citigroup in preparing the CAM Base Balance Sheet as set forth in the notes thereto).

(ii) From and after the Closing, in connection with the preparation and delivery of the CAM Final Closing Date Balance Sheet and calculation of the CAM Tangible Book Value as set forth therein and during the period of any dispute contemplated by this Section 3.1, Legg Mason shall, and shall cause the Legg Mason Sellers and CAM Subsidiaries to, and Citigroup shall, and shall cause the Citigroup Sellers and the PC/CM Subsidiaries to, (A) provide the other Party and the other Party’s authorized representatives with reasonable access to the relevant books and records, facilities and employees and (B) cooperate in good faith with the other Party and its authorized representatives, including by providing on a timely basis all information reasonably necessary in or reasonably related to the preparation of the CAM Final Closing Date Balance Sheet and calculations of CAM Tangible Book Value as set forth therein and the determination of the Citigroup Continuing Deferred Compensation Amount.

(b) Within 45 days following its receipt of the CAM Final Closing Date Balance Sheet, Legg Mason shall deliver to Citigroup either (i) its agreement as to the calculation of CAM Tangible Book Value as set forth therein and the Citigroup Continuing Deferred Compensation Amount determined in accordance with Section 6.14(l) prior to the Closing or (ii) a written dispute notice, specifying in reasonable detail the nature of its dispute of the calculation of CAM Tangible Book Value as set forth therein or the Citigroup Continuing Deferred Compensation Amount; provided that Legg Mason may dispute the calculation of (x) CAM Tangible Book Value as set forth in the CAM Final Closing Date Balance Sheet only on the basis that such calculation was not made in accordance with the accounting principles, procedures, policies and methods set forth in the footnotes to such CAM Estimated Closing Date Balance Sheet and, to the extent not inconsistent therewith, the accounting principles, procedures, policies and methods used in preparing the CAM Base Balance Sheet (including the types of adjustments used by Citigroup in preparing the CAM Base Balance Sheet as set forth in the notes thereto) or (y) the Citigroup Continuing Deferred Compensation Amount determined in accordance with Section 6.14(l) prior to the Closing on the basis that such determination is not prepared in accordance with the principles set forth in Section 6.14 (l) or in either case on the basis of arithmetic error. During the 30 days after the delivery of a dispute notice to Citigroup, Legg Mason and Citigroup shall attempt in good faith to resolve any such dispute and finally determine the amounts, as applicable, of CAM Tangible Book Value as set forth in the CAM Final Closing Date Balance Sheet or the Citigroup Continuing Deferred Compensation Amount. If at the end of such 30-day period, Legg Mason and Citigroup have failed to reach agreement with respect to such dispute, the matter shall be submitted to a nationally recognized accounting firm that is not the principal independent auditor for either Citigroup or Legg Mason and is otherwise neutral and impartial; provided, however, that if Citigroup and Legg Mason are unable to select such other accounting firm within 45 days after delivery of a dispute notice to Citigroup, either party may request the American Arbitration Association to appoint, within 20 Business Days from the date of such request, an independent accounting firm meeting the requirements set forth above or a neutral and impartial certified public accountant with significant relevant experience. The accounting firm or accountant so selected shall be referred to herein as the “Accountant.” The Accountant shall resolve the disputed portions of the calculation of (x) CAM Tangible Book Value as set forth in the CAM Final Closing Date Balance Sheet and/or (y) the Citigroup Continuing Deferred Compensation Amount, in each case in accordance with the terms and conditions of this Section 3.1. In making such determination, the Accountant may only consider those items and amounts as to which Legg Mason and Citigroup have disagreed within the time periods and on the terms specified above and must resolve the matter in accordance with the terms and provisions of this Agreement; provided that the determination of the Accountant will neither be more favorable to the Citigroup Sellers than reflected in the CAM Closing Date Balance Sheet, in the case of CAM Tangible Book Value, or the amount determined by Citigroup pursuant to Section 6.14(l) prior to the Closing, in the case of the Citigroup Continuing Deferred Compensation Amount, nor more favorable to Legg Mason than reflected in Legg Mason’s dispute notice in either case. The Accountant shall deliver to Citigroup and Legg Mason, as promptly as practicable after its appointment, a written report setting forth the resolution of each disputed matter and its determination of (x) the amount of CAM Tangible Book Value as set forth in the CAM Final Closing Date Balance Sheet and/or (y) the Citigroup Continuing Deferred Compensation Amount, in each case as determined in accordance with the terms of this Section 3.1. Such report shall be final and binding upon the Parties to the fullest extent permitted under Requirements of Law and may be enforced in any court having jurisdiction. Each of Legg Mason and Citigroup shall bear all the fees and costs incurred by it in connection with this arbitration, except that all fees and expenses relating to the foregoing work by the Accountant shall be borne by Legg Mason and Citigroup in inverse proportion as they may prevail on the matters resolved by the Accountant, which proportionate allocation will also be determined by the Accountant and be included in the Accountant’s written report.

(c) Each Party shall make available to the other Party its (and shall use its reasonable best efforts to cause its accountants’) work papers, schedules and other supporting data as may reasonably be requested by such Party to enable such Party to verify the calculations of (i) CAM Tangible Book Value as set forth in the CAM Final Closing Date Balance Sheet and (ii) the Citigroup Continuing Deferred Compensation Amount, in each case subject to customary confidentiality and indemnity agreements.

Section 1.11 PC/CM Final Closing Date Balance Sheet. Section 3.2 of the Original Agreement is amended and restated in its entirety as follows:

Section 3.2 PC/CM Final Closing Date Balance Sheet.

(a)(i) Not later than 90 days after the Closing Date or such other time as is mutually agreed by the Parties, Legg Mason shall prepare, or cause to be prepared, and deliver, or cause to be delivered, to Citigroup a balance sheet of the PC/CM Business (the “PC/CM Final Closing Date Balance Sheet”) as of the end of the day on the Closing Date, and calculations in reasonable detail based upon such PC/CM Final Closing Date Balance Sheet setting forth the amount of PC/CM Tangible Book Value and the capital ratio, together with a certificate duly executed by an appropriate officer of a Legg Mason Seller certifying that the PC/CM Final Closing Date Balance Sheet and such calculations were prepared in accordance with the accounting principles, procedures, policies and methods set forth in the footnotes to such PC/CM Estimated Closing Date Balance Sheet and, to the extent not inconsistent therewith, the accounting principles, procedures, policies and methods used in preparing the PC/CM Base Balance Sheet (including the types of adjustments used by Legg Mason in preparing the PC/CM Base Balance Sheet set forth in the notes thereto).

(ii) From and after the Closing, in connection with the preparation and delivery of the PC/CM Final Closing Date Balance Sheet and calculations of PC/CM Tangible Book Value and the capital ratio as set forth therein and during the period of any dispute contemplated by this Section 3.2, Citigroup shall, and shall cause the Citigroup Sellers and the PC/CM Subsidiaries to, and Legg Mason shall, and shall cause the Legg Mason Sellers and the CAM Subsidiaries to, (A) provide the other Party and the other Party’s authorized representatives with reasonable access to the relevant books and records, facilities and employees and (B) cooperate in good faith with the other Party and its authorized representatives, including by providing on a timely basis all information reasonably necessary in or reasonably related to the preparation of the PC/CM Final Closing Date Balance Sheet and calculations of PC/CM Tangible Book Value and the capital ratio as set forth therein and the determination of the Legg Mason Continuing Deferred Compensation Amount.

(b) Within 45 days following its receipt of the PC/CM Final Closing Date Balance Sheet, Citigroup shall deliver to Legg Mason either (i) its agreement as to the calculations of PC/CM Tangible Book Value and the capital ratio as set forth therein and the Legg Mason Continuing Deferred Compensation Amount determined in accordance with Section 6.15 (l) prior to the Closing or (ii) a written dispute notice, specifying in reasonable detail the nature of its dispute of the calculations of PC/CM Tangible Book Value and the capital ratio as set forth therein or the Legg Mason Continuing Deferred Compensation Amount; provided that Citigroup may dispute the calculation of (x) PC/CM Tangible Book Value as set forth in the PC/CM Final Closing Date Balance Sheet only on the basis that such calculation was not made in accordance with the accounting principles, procedures, policies and methods set forth in the footnotes to such PC/CM Estimated Closing Date Balance Sheet and, to the extent not inconsistent therewith, the accounting principles, procedures, policies and methods used in preparing the PC/CM Base Balance Sheet (including the types of adjustments used by Legg Mason in preparing the PC/CM Base Balance Sheet set forth in the notes thereto) or (y) the Legg Mason Continuing Deferred Compensation Amount on the basis that such determination is not prepared in accordance with the principles set forth in Section 6.15 (l), or in either case on the basis of arithmetic error. During the 30 days after the delivery of a dispute notice to Legg Mason, Citigroup and Legg Mason shall attempt in good faith to resolve any such dispute and finally determine the amount of PC/CM Tangible Book Value and the capital ratio set forth in the PC/CM Final Closing Date Balance Sheet or the Legg Mason Continuing Deferred Compensation Amount. If at the end of such 30-day period, Citigroup and Legg Mason have failed to reach agreement with respect to such dispute, the matter shall be submitted to the Accountant (as selected pursuant to Section 3.1(b)), which shall act as arbitrator. The Accountant shall resolve the disputed portions of the calculation of (x) PC/CM Tangible Book Value and the capital ratio set forth in the PC/CM Final Closing Date Balance Sheet and/or (y) the Legg Mason Continuing Deferred Compensation Amount, in each case in accordance with the terms and conditions of this Section 3.2. In making such determination, the Accountant may only consider those items and amounts as to which Citigroup and Legg Mason have disagreed within the time periods and on the terms specified above and must resolve the matter in accordance with the terms and provisions of this Agreement; provided that the determination of the Accountant will neither be more favorable to Legg Mason Sellers than reflected in the PC/CM Final Closing Date Balance Sheet, in the case of PC/CM Tangible Book Value or the capital ratio, or the amount determined by Legg Mason pursuant to Section 6.15(l) prior to the Closing, in the case of the Legg Mason Continuing Deferred Compensation Amount, nor more favorable to Citigroup than reflected in Citigroup’s dispute notice in either case. The Accountant shall deliver to Legg Mason and Citigroup, as promptly as practicable after its appointment, a written report setting forth the resolution of each disputed matter and its determination of (x) the amount of PC/CM Tangible Book Value and the capital ratio set forth in the PC/CM Final Closing Date Balance Sheet and/or (y) the Legg Mason Continuing Deferred Compensation Amount, in each case as determined in accordance with the terms of this Section 3.2. Such report shall be final and binding upon the Parties to the fullest extent permitted under Requirements of Law and may be enforced in any court having jurisdiction. Each of Citigroup and Legg Mason shall bear all the fees and costs incurred by it in connection with this arbitration, except that all fees and expenses relating to the foregoing work by the Accountant shall be borne by Citigroup and Legg Mason in inverse proportion as they may prevail on the matters resolved by the Accountant, which proportionate allocation will also be determined by the Accountant and be included in the Accountant’s written report.

(c) Each Party shall make available to the other Party its (and shall use its reasonable best efforts to cause its accountants’) work papers, schedules and other supporting data as may be reasonably requested by such Party to enable such Party to verify the calculations of (i) PC/CM Tangible Book Value and the capital ratio set forth in the PC/CM Final Closing Date Balance Sheet and (ii) the Legg Mason Continuing Deferred Compensation Amount, in each case subject to customary confidentiality and indemnity agreements.

Section 1.12 Post-Closing Balance Sheet Adjustment Payment. Section 3.3 of the Original Agreement is amended and restated in its entirety as follows:

Section 3.3 Post-Closing Balance Sheet Adjustment Payment. On the second Business Day after the later of (x) the date Legg Mason and Citigroup agree to the calculations of CAM Tangible Book Value as set forth in the CAM Final Closing Date Balance Sheet and PC/CM Tangible Book Value as set forth in the PC/CM Final Closing Date Balance Sheet and (y) if Legg Mason and Citigroup are unable to agree on such calculations of CAM Tangible Book Value and PC/CM Tangible Book Value, the date that Legg Mason and Citigroup receive notice from the Accountant of the final determination of the amount(s) being so disputed,

(a) (i) in the event that the CAM Tangible Book Value as set forth in the CAM Final Closing Date Balance Sheet is greater than the CAM Tangible Book Value as set forth in the CAM Estimated Closing Date Balance Sheet, Legg Mason shall deliver to Citigroup an amount equal to such excess by wire transfer of immediately available funds to an account or accounts designated by Citigroup at least two Business Days prior to such payment date; provided, however, if Legg Mason has a Funding Inability with respect to previously undrawn amounts on or before the 90th day following the Closing Date, then Legg Mason shall deliver to Citigroup the Legg Mason Note duly executed reflecting a principal amount equal to such excess (effective as of the Closing) or, if the Legg Mason Note has been previously delivered to Citigroup pursuant to Section 2.4(c), the principal amount thereof shall be increased by an amount equal to such excess (effective as of the Closing); or

(ii) in the event that the CAM Tangible Book Value as set forth in the CAM Estimated Closing Date Balance Sheet is greater than the CAM Tangible Book Value as set forth in the CAM Final Closing Date Balance Sheet, Citigroup shall deliver to Legg Mason an amount equal to such excess by wire transfer of immediately available funds to an account or accounts designated by Legg Mason at least two Business Days prior to such payment date; provided, however, if the Legg Mason Note has been previously delivered to Citigroup pursuant to Section 2.4(c), the principal amount thereof shall be decreased by an amount equal to such difference (effective as of the Closing); and

(b) (i) in the event that the PC/CM Tangible Book Value as set forth in the PC/CM Final Closing Date Balance Sheet is greater than the PC/CM Tangible Book Value as set forth in the PC/CM Estimated Closing Date Balance Sheet, Citigroup shall deliver to Legg Mason an amount equal to such excess by wire transfer of immediately available funds to an account or accounts designated by Legg Mason at least two Business Days prior to such payment date; provided, however, if the Legg Mason Note has been previously delivered to Citigroup pursuant to Section 2.4(c), the principal amount thereof shall be decreased by an amount equal to such difference (effective as of the Closing); or

(ii) in the event that the PC/CM Tangible Book Value as set forth in the PC/CM Estimated Closing Date Balance Sheet is greater than the PC/CM Tangible Book Value as set forth in the PC/CM Final Closing Date Balance Sheet, Legg Mason shall deliver to Citigroup an amount equal to such excess by wire transfer of immediately available funds to an account or accounts designated by Citigroup at least two Business Days prior to such payment date; provided, however, if Legg Mason has a Funding Inability with respect to previously undrawn amounts on or before the 90th day following the Closing Date, then Legg Mason shall deliver to Citigroup the Legg Mason Note duly executed reflecting a principal amount equal to such excess (effective as of the Closing) or, if the Legg Mason Note has been previously delivered to Citigroup pursuant to Section 2.4(c), the principal amount thereof shall be increased by an amount equal to such excess (effective as of the Closing); and

(c) (i) in the event that the Citigroup Continuing Deferred Compensation Amount determined in accordance with Section 6.14(l) prior to the Closing is greater than the Citigroup Continuing Deferred Compensation Amount finally determined in accordance with Section 3.1, Legg Mason shall deliver to Citigroup an amount equal to such excess by wire transfer of immediately available funds to an account or accounts designated by Citigroup at least two Business Days prior to such payment date; or

(ii) in the event that the Citigroup Continuing Deferred Compensation Amount finally determined in accordance with Section 3.1 is greater than the Citigroup Continuing Deferred Compensation Amount determined in accordance with Section 6.14(l) prior to the Closing, Citigroup shall deliver to Legg Mason an amount equal to such excess by wire transfer of immediately available funds to an account or accounts designated by Legg Mason at least two Business Days prior to such payment date; provided, however, if the Legg Mason Note has been previously delivered to Citigroup pursuant to Section 2.4(c), the principal amount thereof shall be decreased by an amount equal to such difference (effective as of the Closing); and

(d) (i) in the event that the Legg Mason Continuing Deferred Compensation Amount determined in accordance with Section 6.15(l) prior to the Closing is greater than the Legg Mason Continuing Deferred Compensation Amount finally determined in accordance with Section 3.2, Legg Mason shall deliver to Citigroup an amount equal to such excess by wire transfer of immediately available funds to an account or accounts designated by Citigroup at least two Business Days prior to such payment date; provided, however, if Legg Mason has a Funding Inability with respect to previously undrawn amounts on or before the 90th day following the Closing Date, then Legg Mason shall deliver to Citigroup the Legg Mason Note duly executed reflecting a principal amount equal to such excess (effective as of the Closing) or, if the Legg Mason Note has been previously delivered to Citigroup pursuant to Section 2.4(c), the principal amount thereof shall be increased by an amount equal to such excess (effective as of the Closing); or

(ii) in the event that the Legg Mason Continuing Deferred Compensation Amount finally determined in accordance with Section 3.2 is greater than the Legg Mason Continuing Deferred Compensation Amount determined in accordance with Section 6.15(l) prior to the Closing, Citigroup shall deliver to Legg Mason an amount equal to such excess by wire transfer of immediately available funds to an account or accounts designated by Legg Mason at least two Business Days prior to such payment date; provided, however, if the Legg Mason Note has been previously delivered to Citigroup pursuant to Section 2.4(c), the principal amount thereof shall be decreased by an amount equal to such difference (effective as of the Closing);

provided that the parties agree that any cash payments due to the parties or adjustment to the principal amount of the Legg Mason Note pursuant to this Section 3.3(a), (b), (c) and (d) shall be aggregated or netted, as the case may be, so that a single payment is made from one party to the other party or a single adjustment is made to the principal amount of the Legg Mason Note and any such cash payment shall bear interest from the Closing through the date of the payment at the same interest rate as set forth in the promissory notes contemplated under Section 6.23(a) and Section 6.23(d), as applicable.

(e) In the event that the capital ratio of the PC/CM Business is less than 15% as calculated using the PC/CM Final Closing Balance Sheet and in accordance with Section 1.3(a)(iii), Legg Mason shall make a payment in cash to the Affiliate of Citigroup as designated by Citigroup in an amount equal to the amount that would have been required to be contributed to the PC/CM Business at the Closing to have the capital ratio equal to 15%, without giving effect to any capital contributions made by Legg Mason or one of its Affiliates to the PC/CM Business to fund the Legg Mason Continuing Deferred Compensation Amount.

Section 1.13 Post-Closing True-Up. Section 3.4 of the Original Agreement is amended and restated in its entirety as follows:

Section 3.4 Post-Closing True-Up. Notwithstanding anything contained in this Agreement to the contrary, in the event that:

(a) any CAM Advisory Client has not, on or prior to the Closing Date, (i) provided its written Consent to the assignment or deemed assignment of its CAM Advisory Contract(s) (each such Person, a “True-Up CAM Advisory Client”) to the extent required under Section 6.6(a) or (ii) terminated or informed any CAM Subsidiary in writing or orally of its intention to terminate its CAM Advisory Contract(s) and, in either case, has not, on or prior to the first Business Day that is six months after the Closing Date, terminated or informed any CAM Subsidiary in writing or orally of its intention to terminate its CAM Advisory Contract(s); or

(b) the applicable CAM Advisory Client has, on or prior to the first Business Day that is six months after the Closing Date, terminated or informed any CAM Subsidiary in writing or orally of its intention to terminate a CAM Advisory Contract identified on Annex G;

then the Note Principal Amount shall be increased or decreased (effective as of the Closing), as the case may be, by an amount equal to the excess, if any, of (i) the Net Amount calculated using an amount equal to (A) the Aggregate Closing Revenue Run-Rate plus (B) the increase in such Aggregate Closing Revenue Run-Rate that would have resulted if all of the CAM Advisory Clients referred to in Section 3.4(a) had provided their written Consent in respect of the applicable CAM Advisory Contracts on or prior to the Closing minus (C) the decrease in such Aggregate Closing Revenue Run-Rate that would have resulted if the applicable CAM Advisory Clients had not been deemed to have provided their Consent in respect of the CAM Advisory Contracts referred to in Section 3.4(b) on or prior to the Closing over (ii) the Net Amount as calculated pursuant to Section 1.2(c) at the Closing; provided that in no event shall the increase in the Note Principal Amount pursuant to this Section 3.4 exceed the CAM Revenue Adjustment. In the event that the Note Principal Amount is required to be increased pursuant to this Section 3.4, Legg Mason shall deliver to Citigroup an amount equal to such increase by wire transfer of immediately available funds to an account or accounts designated at least two Business Days prior to such payment date; provided, however, if Legg Mason had a Funding Inability with respect to previously undrawn amounts on or before the 90th day following the Closing Date, then Legg Mason shall deliver to Citigroup the Legg Mason Note duly executed reflecting a principal amount equal to such increase (effective as of the Closing) or if the Legg Mason Note has been previously delivered to Citigroup pursuant to Section 2.4(c) or Section 3.3(a), the principal amount of the Legg Mason Note shall be increased by an amount equal to the increase provided for by this Section 3.4 (effective as of the Closing) in lieu of any cash payment. In the event that the Note Principal Amount is required to be decreased pursuant to this Section 3.4, Citigroup shall deliver to Legg Mason an amount equal to such decrease by wire transfer of immediately available funds to an account or accounts designated at least two Business Days prior to such payment date; provided, however, if the Legg Mason Note has been previously delivered to Citigroup pursuant to Section 2.4(c) or Section 3.3(a), the principal amount of the Legg Mason Note shall be decreased by an amount equal to the decrease provided for by this Section 3.4 (effective as of the Closing) in lieu of any cash payment. Any cash payment made pursuant to this Section 3.4 shall bear interest from the Closing through the date of the payment at the same interest rate as set forth in the promissory notes contemplated under Section 6.23(a) and Section 6.23(d), as applicable.

Section 1.14 Allocation of Purchase Price. Section 3.5(a) of the Original Agreement is amended and restated in its entirety as follows:

(a) Legg Mason and Citigroup shall endeavor in good faith to agree, within 120 days after the Closing Date, on the allocation of the total consideration paid to the Citigroup Sellers by Legg Mason and its Affiliates pursuant to this Agreement for the CAM Transferred Shares and any assets and/or liabilities used in, or relating to, the CAM Business that are acquired or assumed directly by Legg Mason or an Affiliate of Legg Mason at the Closing (the “CAM Allocation”) and the allocation of the total consideration paid to the Legg Mason Sellers by Citigroup and its Affiliates pursuant to this Agreement for the PC/CM Transferred Shares (the “PC/CM Allocation”); provided, however, that $44,550,000 of the transaction consideration being given by Legg Mason to Citigroup in the form of PC/CM Transferred Shares shall be allocated to the portion of CAM Transferred Shares constituting the shares of Towarzystwo Funduszy Inwestycyjnych Banku Handlowego S.A. and Handlowy Zarzadzanie Aktywami S.A. that Citigroup will cause Bank Handlowy w Warszawie S.A., one of its Affiliates, to transfer directly to Legg Mason in Poland. Each of the CAM Allocation and the PC/CM Allocation shall be made in accordance with Section 1060 of the Code and the rules and regulations promulgated thereunder. Any amount allocated to any CAM Transferred Shares or any PC/CM Transferred Shares that, in each case, are shares of an entity that is disregarded as separate and apart from its owner for United States federal income tax purposes (a “Disregarded Entity”), shall be allocated among the assets of such Disregarded Entity in accordance with Section 1060 of the Code and the rules and regulations promulgated thereunder.

Section 1.15 Revenue-Run Rate Annex. References to “Annex B-3” and “Excluded Advisors Contracts” in Section 4.21 of the Original Agreement shall be deemed references to “Annex B-2” and “Excluded Advisory Contracts”, respectively.

Section 1.16 Margin Loans. Section 5.8(a) of the Original Agreement is amended and restated in its entirety as follows:

(a) The value of the collateral securing each loan to each PC/CM Customer (collectively, the “Margin Loans”) as of the close of business on the Closing Date, (i) is not less than the amount reflected on the books of the PC/CM Business as the value of such collateral as of such date as (A) provided by third party pricing vendors identified in Section 5.8(a) of the Legg Mason Disclosure Letter, (B) provided by other sources as will be disclosed three Business Days prior to the Closing Date, which are engaged by the PC/CM Business to value such collateral in the ordinary course of business consistent with customary industry practice and reasonably acceptable to Citigroup (provided, however, that if any such pricing source is not reasonably acceptable to Citigroup, a third party independent source will be used and provided, further, however, that if no third party independent source is available, the relevant price will be mutually agreed upon by Citigroup and Legg Mason), or (C) in the case of any security for which there is no closing sale price as of such date, reasonably estimated by the Parties, and (ii) satisfies the requirements set forth in Regulation T of the Board of Governors of the Federal Reserve System and NYSE Rule 431.

Section 1.17 Conduct of CAM Business. (a) Clauses (xii) and (xiii) of Section 6.1(b) of the Original Agreement are amended and restated in their entirety as follows:

(xii) enter into any Contract, other than (A) Contracts entered into in the ordinary course of business consistent in nature and amount with past practice, (B) Contracts terminable on notice of 60 days or less without the payment of any premium, penalty or fee and (C) Contracts pursuant to which any CAM Subsidiary will receive, or is reasonably expected to receive, payments, or will make, or is reasonably expected to make, payments of less than $5,000,000 in the aggregate per annum and $25,000,000 over the life of such Contract;

(xiii) other than in the ordinary course of the CAM Business, enter into, become subject to, amend, terminate or modify in any material respect any Contract of the type described in Section 4.18(a)(i) or (ii);

(b) The amendment of clauses (xii) and (xiii) of Section 6.1(b) of the Agreement shall be effective as of June 23, 2005, and any breach of clauses (xii) or (xiii) of Section 6.1(b) of the Original Agreement prior to the date of this Amendment that would not be deemed a breach of such clauses (xii) or (xiii) as hereby amended shall be deemed waived.

Section 1.18 Conduct of PC/CM Business. (a) Clauses (xiii) and (xiv) of Section 6.2(b) of the Original Agreement are amended and restated in their entirety as follows:

(xiii) enter into any Contract, other than (A) Contracts entered into in the ordinary course of business consistent in nature and amount with past practice, (B) Contracts terminable on notice of 60 days or less without the payment of any premium, penalty or fee and (C) Contracts pursuant to which any PC/CM Subsidiary will receive, or is reasonably expected to receive, payments, or will make, or is reasonably expected to make, payments of less than $2,500,000 in the aggregate per annum and $12,500,000 over the life of such Contract;

(xiv) other than in the ordinary course of the PC/CM Business, enter into, become subject to, amend, terminate or modify in any material respect any Contract of the type described in Section 5.16(a)(i) or (ii);

(b) The amendment of clauses (xii) and (xiii) of Section 6.2(b) of the Agreement shall be effective as of June 23, 2005, and any breach of clauses (xii) or (xiii) of Section 6.2(b) of the Original Agreement prior to the date of this Amendment that would not be deemed a breach of such clauses (xii) or (xiii) as hereby amended shall be deemed waived.

Section 1.19 Client and Customer Consents. (a) Sections 6.6(a) and 6.6(b)(i) of the Original Agreement are amended and restated in their entirety as follows:

(a) With respect to each CAM Advisory Contract (other than (x) any SMA Contract and (y) any CAM Advisory Contract as set forth in Annex G) for which the Consent of the applicable CAM Advisory Client (other than a CAM Registered Investment Company or a CAM Non-Registered Fund) to the assignment or deemed assignment of such CAM Advisory Contract as a result of the Transactions is required pursuant to the Requirements of Law and/or by the terms of such CAM Advisory Contract, as promptly as practicable following the date hereof, Citigroup shall, or shall cause the Citigroup Sellers or one of their respective Affiliates to, send a written notice (a “CAM Notice”) informing each such CAM Advisory Client of the Transactions and requesting consent to the assignment or deemed assignment of the applicable CAM Advisory Contract(s). The Parties agree that Consent for any such CAM Advisory Contract and any SMA Contract shall be deemed given for all purposes of this Agreement as follows: (i) for such CAM Advisory Contracts set forth on Annex F, upon receipt of written Consent prior to the Closing, (ii) for all other such CAM Advisory Contracts other than SMA Contracts, (A) if written Consent is required pursuant to the Requirements of Law or the applicable CAM Advisory Contract, upon receipt of written Consent prior to the Closing or (B) if Consent other than written Consent is sufficient under Requirements of Law and the applicable CAM Advisory Contract, (x) upon receipt of a written Consent prior to the Closing or (y) if no such written Consent is received, if 45 days shall have passed since the sending of a CAM Negative Consent Notice (which notice must be sent at least 30 days after the initial CAM Notice was sent) and (iii) for those CAM Advisory Contracts that are SMA Contracts, if 45 days shall have passed since the sending of a CAM Negative Consent Notice; provided, however, that, any CAM Advisory Client who has informed any CAM Subsidiary whether orally or in writing of its intention to terminate its CAM Advisory Contract prior to the Closing shall be deemed not to have provided its Consent for any purpose under this Agreement unless, as of the Closing, such notice shall have been rescinded or withdrawn. In the event that a CAM Advisory Contract has been destroyed or otherwise lost, such contract shall be deemed to require Consent other than written Consent for purposes of this Section 6.6(a). All CAM Notices and CAM Negative Consent Notices and related materials distributed to such CAM Advisory Clients shall be in form and substance reasonably acceptable to Legg Mason, and Legg Mason shall be provided the opportunity to review and comment on all such CAM Notices and CAM Negative Consent Notices within a reasonable period of time prior to distribution. Notwithstanding anything contained in this Agreement to the contrary, prior to the Closing, neither Legg Mason or any of its Affiliates nor any of their respective officers, employees and representatives may, directly or indirectly, contact, in writing or otherwise, any CAM Advisory Client or any other Person who acts as an adviser to or consultant for any CAM Advisory Client with respect to this Agreement or the Transactions without the prior approval of Citigroup.

(b) (i) For each CAM Registered Investment Company, Citigroup shall, and shall cause the Citigroup Sellers or their respective Affiliates to, use reasonable best efforts to obtain in accordance with Section 15 of the Investment Company Act, as promptly as practicable following the date hereof, the approval by the board of directors or trustees of such CAM Registered Investment Company (“RIC Board Approval”) of a new CAM Advisory Contract with such CAM Subsidiary (effective as of the Closing) on terms, taken as a whole, that are no less favorable to the applicable CAM Subsidiary than the terms of such existing

CAM Advisory Contract with such CAM Registered Investment Company. To the extent RIC Board Approval has been obtained with respect to a new CAM Advisory Contract in accordance with the immediately preceding sentence, except in the case of any CAM Registered Investment Company for which no shareholder approval is required pursuant to the Requirements of Law, Citigroup shall cause the Citigroup Sellers to use their reasonable best efforts to obtain in accordance with Section 15 of the Investment Company Act, as promptly as practicable following the date hereof, the approval by the shareholders of such CAM Registered Investment Company (except to the extent such shareholder approval is not required by Requirements of Law for the effectiveness of such new CAM Advisory Contract) of such new CAM Advisory Contract described in the immediately preceding sentence. Notwithstanding the foregoing sentences in this subsection (b)(i), in the event that the approval by the shareholders of a CAM Registered Investment Company (to the extent such shareholder approval is required by Requirements of Law for the effectiveness of such new CAM Advisory Contract) of the applicable new CAM Advisory Contract described in the foregoing sentences is not obtained prior to the Closing, Citigroup shall cause the Citigroup Sellers to use their reasonable best efforts to cause the board of directors or trustees of each such CAM Registered Investment Company to approve, in conformity with Rule 15a-4 under the Investment Company Act, an interim CAM Advisory Contract (with respect to each applicable CAM Registered Investment Company, an “Interim Advisory Contract”), to be effective at the Closing, for each such CAM Registered Investment Company with the applicable CAM Subsidiary containing the same terms and conditions as the existing applicable CAM Advisory Contract (except as permitted under Rule 15a-4 under the Investment Company Act) with each such CAM Registered Investment Company. For each CAM Registered Investment Company that has entered into an Interim Advisory Contract pursuant to the immediately preceding sentence, Legg Mason shall, and shall cause its Affiliates to, use commercially reasonable efforts to (x) request the applicable board of directors or trustees of such CAM Registered Investment Company to take such action as may be necessary to re-convene a special meeting of the shareholders of each such CAM Registered Investment Company to be held as promptly as possible after the Closing for the purpose of obtaining the approval by the shareholders of such CAM Registered Investment Company of a new CAM Advisory Contract (with respect to each applicable CAM Registered Investment Company, a “New Advisory Contract”) described in the immediately preceding sentence and (y) take such other actions as may be reasonably necessary to obtain such shareholder approval of a new CAM Advisory Contract; provided that Citigroup shall, and shall cause its Affiliates to, use commercially reasonable efforts to cooperate with any reasonable request of Legg Mason in connection with the efforts taken by Legg Mason pursuant to (x) and (y) above. Any and all reasonable out-of-pocket costs and expenses incurred by Legg Mason in connection with the foregoing sentence in this subsection (b)(i) shall be shared equally between Citigroup and Legg Mason. Citigroup and Legg Mason and their respective Affiliates shall, as promptly as practicable following the Closing Date, reasonably cooperate with each other’s efforts to obtain the approvals expressed in this subsection (b)(i). All proxy and related materials distributed in connection with the approvals described in this paragraph shall be in form and substance reasonably acceptable to Legg Mason, and Legg Mason shall be provided a reasonable opportunity to review and comment on all such materials within a reasonable period of time prior to distribution and filing with any Governmental Authority. The Parties agree that Consent for any CAM Advisory Contract with a CAM Registered Investment Company shall be deemed given for all purposes of this Agreement if the applicable CAM Subsidiary shall have entered into a new CAM Advisory Contract with such CAM Registered Investment Company in accordance with the provisions of this subsection (b) and such CAM Advisory Contract has been approved by shareholders in accordance with Section 15 of the Investment Company Act; provided, however, that any CAM Registered Investment Company that has informed any CAM Subsidiary whether orally or in writing of its intention to terminate its CAM Advisory Contract prior to the Closing shall be deemed not to have provided its Consent for any purpose under this Agreement unless, as of the Closing Date, such notice shall have been rescinded or withdrawn. Legg Mason hereby acknowledges and agrees that it shall not, and shall not permit any of its Affiliates to, directly or indirectly, request or propose to any board of directors or trustees of any CAM Registered Investment Company to take any action in furtherance of the merger (whether effected by way of a merger or reorganization) of any CAM Registered Investment Company with or into any other Person (including any Registered Investment Company sponsored by Legg Mason or one of its Affiliates) on or prior to the Closing without the prior written consent of Citigroup.

(b) Section 6.6(b)(vi) of the Original Agreement is amended and restated in its entirety as follows:

(vi) The Parties agree that, with respect to (x) any CAM Advisory Contract for which no Consent of the applicable CAM Advisory Client to the assignment or deemed assignment of such CAM Advisory Contract as a result of the Transactions is required pursuant to the Requirements of Law, the terms of such CAM Advisory Contract or, if applicable, the constituent documents of such CAM Advisory Client and (y) any CAM Advisory Contract identified on Annex G, (A) Citigroup shall, or shall cause the Citigroup Sellers or one of their respective Affiliates to, send a letter in form and substance reasonably satisfactory to Legg Mason and Citigroup Seller informing each such CAM Advisory Client of the Transactions and (B) Consent to the assignment or deemed assignment of such CAM Advisory Contract as a result of the Transactions shall (subject to Section 3.4(b)) be deemed given for all purposes under the Agreement (unless such CAM Advisory Client has informed any CAM Subsidiary in writing of its intention to terminate such CAM Advisory Contract prior to the Closing).

Section 1.20 Further Assurances. Section 6.8 of the Original Agreement is amended and restated in its entirety as follows:

Section 6.8 Further Assurances.

(a) After the Closing Date, each of Citigroup and Legg Mason shall, and shall cause its Affiliates (including, in the case of Citigroup, the PC/CM Transferred Subsidiaries and, in the case of Legg Mason, the CAM Transferred Subsidiaries) to, execute and deliver at the reasonable request of the other Party such additional documents and instruments (including a bill of sale and assumption agreement or similar agreement substantially in the form of the bill of sale and assumption agreement or similar agreement entered into by Citigroup or its Affiliates or Legg Mason or its Affiliates, as applicable, at the Closing) as may be reasonably required to give effect to this Agreement (including Exhibits H and I) and the Transactions and provide whatever documents or other evidence of ownership as may be reasonably requested by the other to (i) confirm ownership of (A) the CAM Transferred Shares and the assets transferred to it and/or CAM Assets and CAM Liabilities transferred (or intended to be transferred by Exhibit H) to Legg Mason and its Affiliates (including the CAM Transferred Subsidiaries after the Closing) and (B) the Retained CAM Assets and Retained CAM Liabilities transferred (or intended to be transferred by Exhibit H) to Citigroup and its Affiliates, in each case pursuant to Section 6.13 or (ii) confirm ownership of the (A) PC/CM Transferred Shares to Citigroup and its Affiliates and (B) the Legg Mason AM Assets, Legg Mason Mixed Use Assets and Retained PC/CM Liabilities transferred (or intended to be transferred by Exhibit I) to Legg Mason and its Affiliates, in each case pursuant to Section 6.13. The Parties agree that the terms of this Section 6.8 shall apply irrespective of whether an asset, liability or obligation was identified on a bill of sale and assumption agreement or similar agreement entered into pursuant to Exhibit H or Exhibit I if it is mutually agreed by the Parties, or otherwise finally determined, that such asset, liability or obligation should not have been transferred pursuant thereto. The Parties further agree that the terms of this Section 6.8 shall apply irrespective of whether an asset, liability or obligation was identified, or not identified, on a bill of sale and assumption agreement or similar agreement entered into pursuant to Exhibit H or Exhibit I if it is mutually agreed by the Parties, or otherwise finally determined, that such asset, liability or obligation should have been transferred pursuant thereto. The Parties agree that each of them shall cause each of their respective Affiliates to comply with such Affiliate’s obligations under this Agreement and the exhibits hereto (including Exhibits H and I) and the transactions contemplated hereby and thereby.

(b) The Parties acknowledge the risk that certain CAM Advisory Contracts may be terminated as a result of the Transactions and agree to an adjustment to the consideration payable by Legg Mason for the CAM Transferred Shares which could following the nine-month anniversary of the Closing result in the Note Principal Amount being increased by up to $300,000,000, depending on certain specified CAM Advisory Contracts not being terminated, all as more fully set forth in Section 6.8(b) of the Citigroup Disclosure Letter. The Parties agree that Section 6.8(b) of the Citigroup Disclosure Letter is incorporated herein by reference and shall be binding as if set forth herein, and the Parties agree to take the actions set forth in Section 6.8(b) of the Citigroup Disclosure Letter.

(c) From and after the date hereof, Legg Mason shall not, and shall not permit any of its Affiliates to, breach or otherwise violate (or cause Legg Mason Limited to breach or otherwise violate) any of the provisions of any Consultancy Services Agreement to which Legg Mason Limited is a party.

(d) (i) In the event the terms of any CAM Lease requires the consent of any third-party landlord to the consummation of the Transactions and, after using commercially reasonable efforts, CAM is unable to obtain the consent of such third-party landlord prior to Closing, the Parties shall cooperate in good faith to develop an appropriate arrangement designed to convey to Legg Mason, to the extent permitted by applicable Requirements of Law, the economic benefits, other rights and associated Liabilities arising from the leasehold interest that would otherwise have been provided to Legg Mason had such consent been obtained. Legg Mason shall reasonably cooperate with Citigroup’s efforts to obtain any such consents.

(ii) In the event the terms of any PC/CM Lease requires the consent of any third-party landlord to the consummation of the Transactions and, after using commercially reasonable, Legg Mason is unable to obtain the consent of such third-party landlord prior to Closing, the Parties shall cooperate in good faith to develop an appropriate arrangement designed to convey to Citigroup, to the extent permitted by applicable Requirements of Law, the economic benefits, other rights and associated Liabilities arising from the leasehold interest that would otherwise have been provided to Citigroup had such consent been obtained. Citigroup shall reasonably cooperate with Legg Mason’s efforts to obtain any such consents.

(iii) Citigroup will use commercially reasonable efforts to obtain, prior to Closing, landlord estoppel certificates from third-party landlords under no more than ten (10) CAM Leases (as such CAM Leases shall be designated by Legg Mason). Such estoppel certificates shall be dated not earlier than 90 days prior to Closing and shall be in such form as Legg Mason shall reasonably request, provided that the form of such landlord estoppel certificates shall be subject to the terms of the applicable CAM Lease. In no event shall the failure of a third-party landlord to deliver a landlord estoppel certificate in accordance with the terms of this clause constitute a failure of any condition to Legg Mason’s obligation to close in accordance with the terms of Section 7.2.

(iv) Legg Mason will use commercially reasonable efforts to obtain, prior to Closing, landlord estoppel certificates from third-party landlords under no more than ten (10) PC/CM Leases (as such PC/CM Leases shall be designated by Citigroup). Such estoppel certificates shall be dated not earlier than 90 days prior to Closing and shall be in such form as Citigroup shall reasonably request, provided that the form of such landlord estoppel certificates shall be subject to the terms of the applicable PC/CM Lease. In no event shall the failure of a third-

party landlord to deliver a landlord estoppel certificate in accordance with the terms of this clause constitute a failure of any condition to Citigroup’s obligation to close in accordance with the terms of Section 7.3.

(v) If after Closing, the tenant under any CAM Lease receives any refund from the applicable landlord or is required to pay to the applicable landlord any amount under such CAM Lease, which such refund or obligation to make such payment, as applicable, accrued prior to Closing, then, in such case, such refund shall be paid to CAM or CAM shall reimburse PC/CM for the applicable payment (as applicable).

(vi) If after Closing, the tenant under any PC/CM Lease receives any refund from the applicable landlord or is required to pay to the applicable landlord any amount under such PC/CM Lease, which such refund or obligation to make such payment, as applicable, accrued prior to Closing, then, in such case, such refund shall be paid to Legg Mason or Legg Mason shall reimburse Citigroup for the applicable payment (as applicable).

(e) The Parties agree that Citigroup shall be responsible for (and promptly reimburse Legg Mason for) 100% of the reasonable out-of-pocket costs and expenses incurred by Legg Mason or its Affiliates in connection with the lawsuit and arbitration filed against Morgan Keegan, and Citigroup shall be entitled to, and Legg Mason shall promptly pay (or cause to be paid to) Citigroup, 100% of any recovery received by or payable to Legg Mason as a result of such lawsuit and arbitration, net of any such costs and expenses that have not previously been reimbursed to Legg Mason. At Citigroup’s request, Legg Mason or its Affiliates shall agree that Citigroup shall be subrogated to any claim brought by Legg Mason or its Affiliates related to such dispute.

(f) Following the Closing, Legg Mason agrees to, or to cause its Affiliates (including a CAM Transferred Subsidiary) to, forward (or caused to be forwarded) to the shareholders of the CAM Registered Investment Companies all cash amounts provided by Citigroup or one of its Affiliates to Legg Mason or its Affiliates in immediately available funds that are required to be paid to such shareholders under the TA Order in accordance with the terms thereof; provided that Legg Mason shall not be required to forward (or cause to be forwarded) any such payments unless and until Citigroup or one of its Affiliates has provided (or caused to be provided) cash in immediately available funds to Legg Mason or its Affiliates in an amount sufficient to make any such payments. Citigroup shall be responsible (and reimburse Legg Mason) for 100% of the reasonable costs and expenses incurred by Legg Mason (or its Affiliates) in connection with the foregoing. Citigroup agrees to reimburse Legg Mason for all such costs and expenses incurred by Legg Mason and its Affiliates within 30 days of a request for payment made by Legg Mason (such request to include reasonably detailed supporting documentation).

(g) (i) Legg Mason and Citigroup agree that the CAM Business conducted in Indonesia (the “Indonesia Business”) should be discontinued and wound up or sold to a third party as promptly as practicable following the Closing and in any event within nine months after the Closing (the “Indonesia Wind-Down”). Promptly following the date hereof, Legg Mason and Citigroup shall cooperate in good faith in the planning of the Indonesia Wind-Down. From and after the Closing Date, Citigroup shall use commercially reasonable efforts to complete the Indonesia Wind-Down during the nine-month period following the Closing. The Parties agree that (A) Legg Mason shall be responsible for 100% of (and shall reimburse Citigroup and its Affiliates for) (I) all Wind-Down Expenses and (II) all net operating losses of the Indonesia Business during the Wind-Down Period and (B) Citigroup or its Affiliates shall be entitled to retain all proceeds from any such sale of the Indonesia Business, provided that the amount of expenses that Legg Mason is otherwise responsible for under this Section 6.8(g) shall be reduced by the excess of (x) the amount of the proceeds of any such sale of the Indonesia Business over (y) the book value of the Indonesia Business (as determined in accordance with GAAP) at the time of the consummation of the sale of the Indonesia Business to a third party.

(ii) As soon as practicable but in no event more than 60 days after completion of the Indonesia Wind-Down, Citigroup shall certify to Legg Mason that the Indonesia Wind-Down has been completed and send an invoice (together with reasonably detailed supporting documentation) to Legg Mason setting forth the amount payable by Legg Mason pursuant to Section 6.8(g)(i), if any. Legg Mason shall pay to Citigroup or its Affiliates, as indicated in the invoice, the amounts due as set forth in the invoice within 30 days of receipt of such invoice. During such 30-day period, Legg Mason shall be provided, subject to the provision contained in Section 6.3, reasonable access to the books and records of Citigroup or its Affiliates relating to the calculation of amounts payable by Legg Mason pursuant to this Section 6.8(g).

Section 1.21 Intercompany Agreements. Section 6.10(b) of Original Agreement is amended by adding a new Section 6.10(b)(iii) as follows:

(iii) For the avoidance of doubt, notwithstanding any termination of Contract as a result of this Section 6.10(b), Citigroup and its Affiliates shall be entitled to receive any amount properly reflected as a payable, and shall be required to pay any amount properly reflected as a receivable, on the CAM Estimated Closing Date Balance Sheet and/or the CAM Final Closing Date Balance Sheet arising from such terminated Contract, and Legg Mason and its Affiliates shall be entitled to receive any amount properly reflected as a payable, and shall be required to pay any amount properly reflected as a receivable, on the PC/CM Estimated Closing Date Balance Sheet and/or the PC/CM Final Closing Date Balance Sheet arising from such terminated Contract.

Section 1.22 Names of Acquired Subsidiaries. Section 6.11 of the Original Agreement is amended and restated in its entirety as follows:

Section 6.11 Names of Acquired Subsidiaries.

(a) Except as may be provided in the License Agreements, as soon as practicable after the Closing (but in no event later than 20 Business Days thereafter), Legg Mason shall use its reasonable best efforts to cause the name of each CAM Registered Investment Company and CAM Non-Registered Fund, as applicable, and shall cause the certificate of incorporation (or equivalent organizational documents) of each CAM Transferred Subsidiary to be amended to remove any reference to the Citigroup Principal Marks or any other Trademarks owned by Citigroup or any of its Affiliates from the name of such Person, and within 90 days from the Closing, Legg Mason shall use its reasonable best efforts to file the applicable documents relating thereto with the appropriate Governmental Authorities, if required pursuant to the Requirements of Law.

(b) Except as may be provided in the License Agreements, as soon as practicable after the Closing (but in no event later than 20 Business Days thereafter), Citigroup shall cause the certificate of incorporation (or equivalent organizational documents) of each PC/CM Transferred Subsidiary to be amended to remove any reference to the Legg Mason Principal Marks or any other Trademarks owned by Legg Mason or any of its Affiliates from the name of such PC/CM Transferred Subsidiary, and within 90 days from the Closing, Citigroup shall file the applicable documents relating thereto with the appropriate Governmental Authorities, if required pursuant to the Requirements of Law.

Section 1.23 Restructurings. Section 6.13(a) of the Original Agreement is amended and restated in its entirety as follows:

(a) Prior to the Closing, Citigroup shall cause the consummation of the transactions and actions contemplated by Exhibit H (such transactions and actions, the “CAM Restructuring”). For the avoidance of doubt, no Trademark which includes the terms “CITI,” “SMITH BARNEY,” “SALOMON,” “CSSB,” “SB,” “Uncommon Values,” “Uncommon Value,” “TRAVELERS” or “BANK HANDLOWY” or any variation thereof or the Arc, Blue Wave or Umbrella design (the “Citigroup Principal Marks”) shall be owned by any CAM Transferred Subsidiary following the CAM Restructuring.

Section 1.24 CAM Employee Matters. Section 6.14 of the Original Agreement is amended and restated in its entirety as follows:

Section 6.14 CAM Employee Matters.

(a) General

(i) Prior to the Closing, to the extent permitted under Requirement of Law and regulatory authority, Citigroup shall take all reasonable actions necessary such that all the CAM Business Employees and only the CAM Business Employees shall be employed by a CAM Transferred Subsidiary; provided, however, that Citigroup may cause the transfer of employment of any CAM Non-

Continuing Business Employee to any Subsidiary of Citigroup other than a CAM Transferred Subsidiary (any such employee who is so transferred, a “CAM Transferred Non-Continuing Business Employee”).

(ii) No later than 30 days prior to the Closing Date, Legg Mason shall offer employment to be effective as of the Closing to each CAM Business Employee employed in the United States (a “U.S. CAM Business Employee”), other than any U.S. CAM Business Employee employed by a CAM Transferred Subsidiary, any CAM Non-Continuing Business Employee, and any CAM Leave Employee, on terms and conditions such that the termination by Citigroup or any of its Affiliates of such employee’s employment would not entitle such employee to severance under Appendix C of the plan attached hereto as Section 6.14(a) of the Citigroup Disclosure Letter (the “CAM Severance Plan”).

(iii) In addition, no later than 30 days prior to the Closing Date, Legg Mason shall offer employment to be effective as of the Closing Date to each CAM Business Employee employed outside of the United States (a “Non-U.S. CAM Business Employee”), other than any Non-U.S. CAM Business Employee employed by a CAM Transferred Subsidiary, any CAM Non-Continuing Business Employee, and any CAM Leave Employee on terms and conditions which replicate (to the extent (a) required by applicable local Requirement of Law and (b) practicable if Citigroup shall not have supplied to Legg Mason the information described in Section 6.14(m) hereof) the terms and conditions in effect with respect to such employee immediately prior to the Closing Date.

(iv) After the Closing, subject to the second sentence of Section 6.14(a)(v), Legg Mason shall offer employment to each CAM Business Employee listed on Section 6.14(a)(iii) of the Citigroup Disclosure Letter (a “CAM Leave Employee”) effective as of such time as the CAM Leave Employee actually reports for active employment with Legg Mason promptly following release by such employee’s physician to return to active employment or promptly following expiration of approved leave; provided, however, that Legg Mason shall not be required to offer employment under this provision to any CAM Leave Employee who does not apply for such employment within 180 days following the Closing Date. Citigroup shall retain liability and responsibility for any CAM Leave Employee until such employee becomes an employee of Legg Mason or, if earlier, until such employee’s employment with Citigroup terminates. Legg Mason shall assume all liabilities and responsibilities for each CAM Leave Employee accruing on and after the date such CAM Leave Employee becomes an employee of Legg Mason.

(v) In addition, notwithstanding anything to the contrary above, in no event shall the failure by Legg Mason to make an offer to a CAM Business Employee employed by a CAM Transferred Subsidiary on the Closing Date constitute a breach of this Agreement. Notwithstanding the foregoing, to the extent permitted by applicable Requirement of Law, Legg Mason may make its offer of employment contingent on (a) the CAM Business Employee consenting to, cooperating with, and satisfying Legg Mason’s standard new-employee on-boarding process, including background checks, fingerprinting and drug testing; (b) if applicable, the CAM Business Employee providing evidence that complies with the Immigration and Reform Control Act of 1986 that he or she is eligible for employment; and (c) the CAM Business Employee executing Legg Mason’s standard employment application, receipt and acknowledgement of Legg Mason’s employee handbook (which includes, among other things, Legg Mason’s Code of Conduct and Insider Trading Policy) and FCRA Release as required by Legg Mason. Any CAM Business Employee who fails to comply with any of such requirements is hereinafter referred to as an “Excluded CAM Business Employee.”

(vi) Each CAM Business Employee who either accepts an offer of employment under Section 6.14(a) (other than an Excluded CAM Business Employee) or who is employed by the CAM Transferred Subsidiaries as of the Closing Date is referred to herein as a “CAM Continuing Business Employee.” Subject to Section 6.14(b), nothing in this Agreement shall in any way limit the ability of Legg Mason or its Affiliates to terminate the employment of any CAM Continuing Business Employee.

(b) If any CAM Business Employee who does not become a CAM Continuing Business Employee in connection with the transactions contemplated by this Agreement (other than any Excluded CAM Business Employee or any CAM Transferred Non-Continuing Business Employee) becomes entitled to severance, redundancy or other similar types of payments or benefits as a result of or in connection with the Transactions (including salary paid in lieu of notice required by the WARN Act as a result of or in connection with the Transactions), Legg Mason shall be responsible (or shall reimburse Citigroup) for any such payments or benefits; provided, however, that Legg Mason shall not be responsible for any such payments or benefits provided to (i) any individual not employed by a CAM Transferred Subsidiary who receives an offer of employment from Legg Mason or one of its Affiliates, which offer satisfies the requirements of Section 6.14(a) or (ii) any CAM Leave Employee who does not report for employment with Legg Mason or one of its Affiliates in accordance with Section 6.14(a)(iv) or who receives an offer of employment from Legg Mason or one of its Affiliates, which offer satisfies the requirements of Section 6.14(a). For a period commencing on the Closing and ending on the first anniversary of the Closing, Legg Mason shall provide (to the extent practicable in a manner that complies with Section 409A of the Code) to each CAM Continuing Business Employee whose employment is terminated by Legg Mason, or at the request of Legg Mason, following the Closing Date in a manner that would entitle such CAM Continuing Business Employee to severance payments and benefits under the CAM Severance Plan (a “CAM Qualifying Termination”), severance payments and benefits not less favorable than the greater of the severance payments and benefits that would have been provided to such CAM Continuing Business Employee under the severance provisions described in Section 6.15(a)(ii) of the Legg Mason Disclosure Letter and the CAM Severance Plan, as in effect on the date hereof, taking into account all service with Legg Mason and its Affiliates from and after the Closing Date plus all service recognized by Citigroup or one of its Affiliates prior to the Closing.

(c) To the extent permitted by applicable Requirement of Law, prior to the first anniversary of the Closing Date, Citigroup shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit or offer employment to any CAM Business Employee (including, but not limited to, Excluded CAM Business Employees); provided that the foregoing provision shall not prohibit Citigroup or any of its Affiliates from soliciting or offering employment to persons (i) who respond to a general solicitation or advertisement that is not specifically directed only to CAM Business Employees (and nothing shall prohibit the making of any such solicitation or advertisement), (ii) who are referred to Citigroup by search firms, employment agencies or other similar entities, provided that such entities have been advised of the restrictions contained in this Agreement and have not been specifically instructed by Citigroup to solicit the CAM Business Employees, (iii) who incur a CAM Qualifying Termination, (iv) who are CAM Non-Continuing Business Employees and (v) who are CAM Continuing Business Employees who have been notified in writing by Legg Mason or one of its Affiliates that their employment will be terminated prior to the first anniversary of the Closing Date (the “CAM Transitional Business Employees”). No offer of employment by Citigroup or one of its Affiliates to any CAM Transitional Business Employee shall be effective prior to the employee’s last scheduled day of employment as specified in the notice referred to in the previous sentence. Legg Mason shall, no later than 90 days following the date hereof, provide to Citigroup a list of those CAM Business Employees whom Legg Mason has determined it does not intend to continue to employ following the Closing Date (each, a “CAM Non-Continuing Business Employee”).

(d) From the Closing Date through the first anniversary of the Closing Date, Legg Mason shall provide, or shall cause to be provided, to the U.S. CAM Business Employees who are also CAM Continuing Business Employees, as a group, compensation and benefits that are no less favorable in the aggregate than those provided to similarly situated employees of Legg Mason; provided, however, that the determination of whether such compensation and benefits are no less favorable shall not take into account (i) any defined benefit pension plan and (ii) retiree medical benefits. From the Closing Date through the first anniversary of the Closing Date, Legg Mason shall provide, or shall cause to be provided, to each Non-U.S. CAM Business Employee who is also a CAM Continuing Business Employee, base pay and benefits that are no less favorable than those provided to such Non-U.S. CAM Business Employee immediately prior to the Closing Date. Notwithstanding the foregoing, to the extent any CAM Continuing Business Employee is subject to a transition services agreement that provides for such employee to be covered by benefit plans of Citigroup or its Affiliates until a date following the Closing Date, the applicable protection period with respect to benefits shall begin on the date on which the CAM Continuing Business Employee commences participation in the benefit plans of Legg Mason or its Affiliates and end on the first anniversary of the Closing Date.

(e) Effective as of the Closing Date or, for any CAM Continuing Business Employee who is subject to a transition services agreement that provides for such employee to be covered by benefit plans of Citigroup or its Affiliates until a date following the Closing Date, effective as of the date on which the CAM Continuing Business Employee commences participation in the benefit plans of Legg Mason or its Affiliates (the applicable date, the “CAM Benefit Transfer Date”), Legg Mason shall (i) use reasonable efforts to waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to CAM Continuing Business Employees under any health and welfare plan of Legg Mason or its Affiliates in which such CAM Continuing Business Employees may be eligible to participate after the CAM Benefit Transfer Date, to the extent that such conditions, exclusions and waiting periods would have been waived or satisfied under the corresponding health and welfare plan in which any such CAM Continuing Business Employee participated immediately prior to the CAM Benefit Transfer Date, (ii) use reasonable efforts to cause to be provided to each CAM Continuing Business Employee credit for any co-payments and deductibles paid in the plan year in which the CAM Benefit Transfer Date occurs in satisfying any applicable deductible or out-of-pocket requirements under any health and welfare plans of Legg Mason or its Affiliates in which such CAM Continuing Business Employees may be eligible to participate after the CAM Benefit Transfer Date and (iii) cause to be provided to each CAM Continuing Business Employee credit for all purposes (including eligibility, vesting and amount of benefits), for all service recognized by Citigroup or its Affiliates under the corresponding CAM Benefit Plan, under each employee benefit plan, program or arrangement of Legg Mason or its Affiliates in which such CAM Continuing Business Employees are eligible to participate after the CAM Benefit Transfer Date; provided, however, that in no event shall the CAM Continuing Business Employees be entitled to service credit to the extent that such service credit would result in a duplication of benefits with respect to the same period of service.

(f) Without in any way limiting the provisions of Section 6.14(d), as of the CAM Benefit Transfer Date, Legg Mason shall, in a manner that is intended to comply with Section 125 of the Code, use its reasonable efforts to cause each CAM Continuing Business Employee who participates in the Health Care Flexible Spending Account of Citigroup or any Affiliate of Citigroup (the “Citigroup FSA”) to be credited under the Health Care Flexible Spending Account of Legg Mason or any Affiliate of Legg Mason (the “Legg Mason FSA”) with amounts that give effect to elections made by the CAM Continuing Business Employee under the Citigroup FSA for the plan year in which the CAM Benefit Transfer Date occurs.

(g) Without in any way limiting the provisions of Section 6.14(d), as of the CAM Benefit Transfer Date, Legg Mason shall, in a manner that is intended to comply with Section 125 of the Code, use its reasonable efforts to cause each CAM Continuing Business Employee who participates in the Dependant Care Spending Account of Citigroup or any Affiliate of Citigroup (the “Citigroup DCAP”) to be credited under the Dependent Care Spending Account of Legg Mason or any Affiliate of Legg Mason (the “Legg Mason DCAP”) with amounts that give effect to elections made by the CAM Continuing Business Employee under the Citigroup DCAP for the plan year in which the CAM Benefit Transfer Date occurs.

(h) Effective as of the Closing, no CAM Continuing Business Employee shall actively participate in the Citigroup 401(k) Plan. Effective as of the Closing Date, CAM Continuing Business Employees who participate in the Citigroup 401(k) Plan (the “CAM 401(k) Participants”) shall immediately be 100% vested in their individual account balances under the Citigroup 401(k) Plan. Unless otherwise required by Requirements of Law, on or after January 1, 2006, such account balances may be transferred by the CAM 401(k) Participants to the Legg Mason Profit Sharing and 401(k) Plan and Trust (the “Legg Mason 401(k) Plan”) in a rollover contribution. Prior to the Closing Date, Legg Mason shall, to the extent necessary, amend the Legg Mason 401(k) Plan to the extent necessary to enable CAM 401(k) Participants to make rollover contributions to the Legg Mason 401(k) Plan, which, only in the case of a CAM 401(k) Participant who rolls over his or her account balance within 90 days following the Closing Date, may include any outstanding loans from the Citigroup 401(k) Plan. Effective as of the Closing, Citigroup shall fully vest each CAM Continuing Business Employee in his or her accrued benefit under the Citigroup Pension Plan.

(i) Citigroup shall cause all CAM Continuing Business Employees who participate in the Citigroup 401(k) Plan as of the Closing Date to receive a pro rata matching contribution, at the rate specified in the Citigroup 401(k) Plan for the plan year that includes the Closing Date, which matching contribution shall otherwise be made in accordance with the terms of the Citigroup 401(k) Plan.

(j) Legg Mason shall be obligated to pay CAM Continuing Business Employees entitled to annual cash bonuses under each of the CAM Benefit Plans that provide for payment of annual cash bonuses (which CAM Benefit Plans are listed in Section 6.14(j) of the Citigroup Disclosure Letter) the annual cash bonuses for (i) the bonus year of the CAM Subsidiaries that includes the Closing Date (the “Current CAM Bonus Year”) and (ii) the bonus year of the CAM Subsidiaries completed prior to the Current CAM Bonus Year (the “Prior CAM Bonus Year”), in each case if not previously paid. The liability for the pro rata portion of the annual cash bonuses that Legg Mason is obligated to pay for the Current CAM Bonus Year shall be included on the CAM Estimated Closing Date Balance Sheet and the CAM Final Closing Date Balance Sheet. The liability for the pro rata portion described in the preceding sentence shall be the amount determined under the annual cash bonus plans and formulas of Citigroup in effect on the date of this Agreement. A liability for annual cash bonuses Legg Mason may be obligated to pay for the Prior CAM Bonus Year, if any, shall be included on the CAM Estimated Closing Date Balance Sheet and the CAM Final Closing Date Balance Sheet, and shall be the amount determined by Citigroup under the annual cash bonus plans and formulas of Citigroup in effect during such year. The actual amount of the annual cash bonuses to be paid (or vested, but payable in the future) by Legg Mason to CAM Continuing Business Employees for the Current CAM Bonus Year and, if applicable, the Prior CAM Bonus Year, shall be made in a manner, to the extent practicable, that complies with Section 409A of the Code and in no event be less than the amount of the liability calculated pursuant to this Section 6.14(j). Citigroup agrees to consult in a reasonable and timely manner with Legg Mason in respect of the amount of any prior cash bonuses and annual cash bonuses payable to U.S. CAM Business Employees who are reasonably expected to become CAM Continuing Business Employees for the bonus year, if any, of the CAM Subsidiaries that ends after the date of this Agreement but prior to the Closing Date.

(k) Effective immediately prior to the Closing, Citigroup shall in a manner, to the extent practicable, that complies with Section 409A of the Code, cause each unvested stock option to purchase shares of Citigroup common stock that was granted to a CAM Continuing Business Employee other than a CAM Transferred Non-Continuing Business Employee pursuant to each of the CAM Benefit Plans listed in Section 6.14(k)(i) of the Citigroup Disclosure Letter to become fully vested, and once fully vested, such stock option shall remain exercisable in accordance with its terms; provided, however, that with respect to each CAM Business Employee listed in Section 6.14(k)(ii) of the Citigroup Disclosure Letter, each such unvested stock option shall vest if and only at such time that such CAM Business Employee commences employment with Legg Mason or one of its Affiliates following acceptance of an offer made pursuant to Section 6.14(a)(iii) of this Agreement or, if earlier, such CAM Business Employee’s employment is terminated in manner entitling such employee to severance pursuant to Section 6.14(b) of this Agreement.

(l) In respect of each CAM Continuing Business Employee who, as a result of the Closing, forfeits (i) Citigroup restricted shares, phantom shares, or deferred stock units that were granted pursuant to any of the CAM Benefit Plans listed in Section 6.14(l) of the Citigroup Disclosure Letter (each, a “CAM Forfeited Equity Award”) and/or (ii) any portion of his or her account under the CAM Deferred Incentive Plan (such portion, the “Forfeited DIP Account”), Legg Mason shall establish, in a manner, to the extent practicable, that complies with Section 409A of the Code effective as of the Closing Date, one or more replacement awards the aggregate value of which shall be based on the sum of (i) the aggregate number of shares of Citigroup Common Stock underlying the CAM Forfeited Equity Awards multiplied by the average of the high and low trading prices of Citigroup Common Stock on the Closing Date and (ii) the unvested account balances as of the Closing Date attributable to the Forfeited DIP Account (the “Citigroup Continuing Deferred Compensation Amount”). Each replacement award granted in respect of a CAM Forfeited Equity Award that it replaces shall be made in or denominated in shares of Legg Mason common stock or another notional investment alternative with a value equal to the value of the shares underlying the CAM Forfeited Equity Award and shall otherwise contain terms and conditions that are no less favorable to the CAM Continuing Business Employee than those that would have applied if the CAM Forfeited Equity Award had continued to remain outstanding. Similarly, each replacement award granted in respect of a Forfeited DIP Account shall have a cash value (which may be denominated in stock or notional alternative investments, as determined by Legg Mason in its discretion) equal to the cash value of the Forfeited DIP Account on the first business day immediately preceding the Closing Date if such account had vested and been paid in accordance with the CAM Deferred Incentive Plan and shall otherwise contain terms and conditions that are no less favorable to the CAM Continuing Business Employee than those that would have applied if the employee had continued in employment with Citigroup or one of its Affiliates. For the purposes of each replacement award, to the extent applicable, service with Citigroup and its Affiliates shall be considered to be service with Legg Mason and its Affiliates for periods on and after the Closing Date. On the Closing Date prior to the Closing, Citigroup shall contribute to the capital of the CAM Transferred Subsidiaries an amount equal to the Citigroup Continuing Deferred Compensation Amount.

(m) No later than sixty (60) days after the date hereof, to the extent permitted by Requirement of Law, Citigroup shall deliver to Legg Mason the name, social security (or similar foreign term), home address, home telephone number, current annual salary rates, bonuses, deferred or contingent compensation, accrued vacation, and other like benefits paid or payable (in cash or otherwise), date of employment and job title of each CAM Continuing Business Employee. Citigroup shall use reasonable efforts to update the information provided pursuant the foregoing sentence as reasonably requested by Legg Mason.

(n) As soon as reasonably practicable following the date hereof, and in any event not later than sixty (60) days following the date hereof, Citigroup shall use reasonable efforts to provide Legg Mason with a list of each of the CAM Foreign Benefit Plans and (in each case, only if applicable) (i) each trust or other funding arrangement related for each such plan, and (ii) each summary plan description and summary of material modifications for each such plan.

(o) On or following the Closing, Citigroup or one of its Affiliates shall transfer to Legg Mason or one of its Affiliates (other than a PC/CM Transferred Subsidiary) the assets identified in Section 6.14(o) of the Citigroup Disclosure Letter and Legg Mason or one of its Affiliates (other than a PC/CM Transferred Subsidiary) shall assume the liabilities described in Section 6.14(o) of the Citigroup Disclosure Letter. In furtherance of the foregoing, each of Citigroup and Legg Mason shall, and shall cause its Affiliates to, execute and deliver such documents and instruments as may be reasonably required to give effect to the foregoing transfer and assumption.

Section 1.25 PC/CM Employee Matters. Section 6.15 of the Original Agreement is amended and restated in its entirety as follows:

Section 6.15 PC/CM Employee Matters.

(a) General

(i) Prior to the Closing, to the extent permitted under Requirement of Law and regulatory authority, Legg Mason shall take all reasonable actions necessary such that all the PC/CM Business Employees and only the PC/CM Business Employees shall be employed by a PC/CM Transferred Subsidiary; provided, however, that Legg Mason may cause the transfer of employment of any PC/CM Non-Continuing Business Employee to any Subsidiary of Legg Mason other than a PC/CM Transferred Subsidiary (any such employee who is so transferred, a “PC/CM Transferred Non-Continuing Business Employee”).

(ii) No later than 30 days prior to the Closing Date, Citigroup shall offer employment to be effective as of the Closing to each PC/CM Business Employee employed in the United States (a “U.S. PC/CM Business Employee”), other than any U.S. PC/CM Business Employee employed by a PC/CM Transferred Subsidiary, any PC/CM Non-Continuing Business Employee, and any PC/CM Leave Employee on terms and conditions such that the termination by Legg Mason or any of its Affiliates of such employee’s employment would not entitle such employee to severance under Appendix F of the CAM Severance Plan (if such employee was an eligible salaried participant in such plan).

(iii) In addition, no later than 30 days prior to the Closing Date, Citigroup shall offer employment to be effective as of the Closing Date to each PC/CM Business Employee employed outside of the United States (a “Non-U.S. PC/CM Business Employee”), other than any Non-U.S. PC/CM Business Employee employed by a PC/CM Transferred Subsidiary, any PC/CM Non-Continuing Business Employee, and any PC/CM Leave Employee on terms and conditions which replicate (to the extent required by applicable local Requirement of Law) the terms and conditions in effect with respect to such employee immediately prior to the Closing Date.

(iv) After the Closing, subject to the second sentence of Section 6.15(a)(v), Citigroup shall offer employment to each PC/CM Business Employee listed on Section 6.15(a)(iii) of the Legg Mason Disclosure Letter (a “PC/CM Leave Employee”) effective as of such time as the PC/CM Leave Employee actually reports for active employment with Citigroup promptly following release by such employee’s physician to return to active employment or promptly following expiration of approved leave; provided, however, that Citigroup shall not be required to offer employment under this provision to any PC/CM Leave Employee who does not apply for such employment within 180 days following the Closing Date. Legg Mason shall retain liability and responsibility for any PC/CM Leave Employee until such employee becomes an employee of Citigroup or, if earlier, until such employee’s employment with Legg Mason terminates.

Citigroup shall assume all liabilities and responsibilities for each PC/CM Leave Employee accruing on and after the date such PC/CM Leave Employee becomes an employee of Citigroup.

(v) In addition, notwithstanding anything to the contrary above, in no event shall the failure by Citigroup to make an offer to a PC/CM Business Employee employed by a PC/CM Transferred Subsidiary on the Closing Date constitute a breach of this Agreement. Notwithstanding the foregoing, to the extent permitted by applicable Requirement of Law, Citigroup may make its offer of employment contingent on (a) the PC/CM Business Employee consenting to, cooperating with, and satisfying Citigroup’s standard new-employee on-boarding process, including background checks, fingerprinting and drug testing; (b) if applicable, the PC/CM Business Employee providing evidence that complies with the Immigration and Reform Control Act of 1986 that he or she is eligible for employment; and (c) the PC/CM Business Employee executing Citigroup’s standard Principles of Employment, confidentiality, Code of Conduct, arbitration and conflict of interest agreements as required by Citigroup. Any PC/CM Business Employee who fails to comply with any of such requirements is hereinafter referred to as an “Excluded PC/CM Business Employee.”

(vi) Each PC/CM Business Employee who either accepts an offer of employment under Section 6.15(a) (other than an Excluded PC/CM Business Employee) or who is employed by the PC/CM Transferred Subsidiaries as of the Closing Date is referred to herein as a “PC/CM Continuing Business Employee.” Subject to Section 6.15(b), nothing in this Agreement shall in any way limit the ability of Citigroup or its Affiliates to terminate the employment of any PC/CM Continuing Business Employee.

(b) If any PC/CM Business Employee who does not become a PC/CM Continuing Business Employee in connection with the transactions contemplated by this Agreement (other than any Excluded PC/CM Business Employee or any PC/CM Transferred Non-Continuing Business Employee) becomes entitled to severance, redundancy or other similar types of payments or benefits as a result of or in connection with the Transactions (including salary paid in lieu of notice required by the WARN Act as a result of or in connection with the Transactions), Citigroup shall be responsible (or shall reimburse Legg Mason) for any such payments or benefits; provided, however, that Citigroup shall not be responsible for any such payments or benefits provided to (i) any individual not employed by a PC/CM Transferred Subsidiary who receives an offer of employment from Citigroup or one of its Affiliates, which offer satisfies the requirements of Section 6.15(a) (such individual, a “PC/CM Non-Accepting Business Employee”) or (ii) any PC/CM Leave Employee who does not report for employment with Citigroup or one of its Affiliates in accordance with Section 6.15(a)(iv) or who receives an offer of employment from Citigroup or one of its Affiliates, which offer satisfies the requirements of Section 6.15(a). For a period commencing on the Closing and ending on the first anniversary of the Closing, Citigroup shall provide (to the extent practicable, in a manner that complies with Section 409A of the Code) to each PC/CM Continuing Business Employee (other than a PC/CM Continuing Business Employee who is employed on a part-time, temporary or contractual basis) whose employment is terminated by Citigroup, or at the request of Citigroup, following the Closing Date in a manner that would entitle such PC/CM Continuing Business Employee to severance payments and benefits under the CAM Severance Plan (a “PC/CM Qualifying Termination”), severance payments and benefits not less favorable than the greater of the severance payments and benefits described in Section 6.15(a)(ii) of the Legg Mason Disclosure Letter and the severance payments and benefits that would have been provided to such PC/CM Continuing Business Employee under the severance provisions for eligible salaried employees under Appendix F to the CAM Severance Plan, as in effect on the date hereof, taking into account all service with Citigroup and its Affiliates from and after the Closing Date plus all service recognized by Legg Mason or one of its Affiliates prior to the Closing; provided, however, that Citigroup shall indemnify Legg Mason to the extent Legg Mason is required to make any payments or provide any benefits to any PC/CM Business Employee, other than a PC/CM Non-Accepting Business Employee, for any severance entitlements in excess of those contemplated by this Section 6.15(b) in connection with any such termination of employment. Legg Mason shall indemnify Citigroup to the extent Citigroup is required to make any payments or provide any benefits pursuant to a severance plan or policy of Legg Mason or any of its Affiliates in effect prior to the Closing on account of the deemed termination of employment of a PC/CM Business Employee employed by a PC/CM Transferred Subsidiary with Legg Mason and its Affiliates on the Closing Date.

(c) To the extent permitted by applicable Requirement of Law, prior to the first anniversary of the Closing Date, Legg Mason shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit or offer employment to any PC/CM Business Employee (including, but not limited to, Excluded PC/CM Business Employees) or any Services Agreement Employees; provided that the foregoing provision shall not prohibit Legg Mason or any of its Affiliates from soliciting or offering employment to persons (i) who respond to a general solicitation or advertisement that is not specifically directed only to PC/CM Business Employees or any Services Agreement Employees (and nothing shall prohibit the making of any such solicitation or advertisement), (ii) who are referred to Legg Mason by search firms, employment agencies or other similar entities, provided that such entities have been advised of the restrictions contained in this Agreement and have not been specifically instructed by Legg Mason to solicit the PC/CM Business Employees or any Services Agreement Employees, (iii) who incur a PC/CM Qualifying Termination, (iv) who are PC/CM Non-Continuing Business Employees and (v) who are PC/CM Continuing Business Employees who have been notified in writing by Citigroup or one of its Affiliates that their employment will be terminated prior to the first anniversary of the Closing Date (the “PC/CM Transitional Business Employees”). No offer of employment by Legg Mason or one of its Affiliates to any PC/CM Transitional Business Employee shall be effective prior to the employee’s last scheduled day of employment as specified in the notice referred to in the previous sentence.

Citigroup shall, no later than 90 days following the date hereof, provide to Legg Mason a list of those PC/CM Business Employees whom Citigroup has determined it does not intend to continue to employ following the Closing Date (each, a “PC/CM Non-Continuing Business Employee”).

(d) From the Closing Date through the first anniversary of the Closing Date, Citigroup shall provide, or shall cause to be provided, to the U.S. PC/CM Business Employees who are also PC/CM Continuing Business Employees, as a group, compensation and benefits that are no less favorable in the aggregate than those provided to similarly situated employees of Citigroup; provided, however, that the determination of whether such compensation and benefits are no less favorable shall not take into account (i) any defined benefit pension plan which does not admit new participants and (ii) retiree medical benefits. From the Closing Date through the first anniversary of the Closing Date, Citigroup shall provide, or shall cause to be provided, to each Non-U.S. PC/CM Business Employee who is also a PC/CM Continuing Business Employee, base pay and benefits that are no less favorable than those provided to such Non-U.S. PC/CM Business Employee immediately prior to the Closing Date. Notwithstanding the foregoing, to the extent any PC/CM Continuing Business Employee is subject to a transition services agreement that provides for such employee to be covered by benefit plans of Legg Mason or its Affiliates until a date following the Closing Date, the applicable protection period with respect to benefits shall begin on the date on which the PC/CM Continuing Business Employee commences participation in benefit plans of Citigroup or its Affiliates and end on the first anniversary of the Closing Date.

(e) Effective as of the Closing Date or, for any PC/CM Continuing Business Employee who is subject to a transition services agreement that provides for such employee to be covered by benefit plans of Legg Mason or its Affiliates until a date following the Closing Date, effective as of the date on which the PC/CM Continuing Business Employee commences participation in the benefit plans of Citigroup or its Affiliates (the applicable date, the “PC/CM Benefit Transfer Date”), Citigroup shall (i) use reasonable efforts to waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to PC/CM Continuing Business Employees under any health and welfare plan of Citigroup or its Affiliates in which such PC/CM Continuing Business Employees may be eligible to participate after the PC/CM Benefit Transfer Date, to the extent that such conditions, exclusions and waiting periods would have been waived or satisfied under the corresponding health and welfare plan in which any such PC/CM Continuing Business Employee participated immediately prior to the PC/CM Benefit Transfer Date, (ii) use reasonable efforts to cause to be provided to each PC/CM Continuing Business Employee credit for any co-payments and deductibles paid in the plan year in which the PC/CM Benefit Transfer Date occurs in satisfying any applicable deductible or out-of-pocket requirements under any health and welfare plans of Citigroup or its Affiliates in which such PC/CM Continuing Business Employees may be eligible to participate after the PC/CM Benefit Transfer Date and (iii) cause to be provided to each PC/CM Continuing Business Employee credit for all purposes (including eligibility, vesting and amount of benefits), for all service recognized by Legg Mason or its Affiliates under the corresponding PC/CM Benefit Plan, under each employee benefit plan, program or arrangement of Citigroup or its Affiliates in which such PC/CM Continuing Business Employees are eligible to participate after the PC/CM Benefit Transfer Date; provided, however, that in no event shall the PC/CM Continuing Business Employees be entitled to service credit to the extent that such service credit would result in a duplication of benefits with respect to the same period of service.

(f) Without in any way limiting the provisions of Section 6.15(d), as of the PC/CM Benefit Transfer Date, Citigroup shall, in a manner that is intended to comply with Section 125 of the Code, use its reasonable efforts to cause each PC/CM Continuing Business Employee who participates in the Legg Mason FSA to be credited under the Citigroup FSA with amounts that give effect to elections made by the PC/CM Continuing Business Employee under the Legg Mason FSA for the plan year in which the PC/CM Benefit Transfer Date occurs.

(g) Without in any way limiting the provisions of Section 6.15(d), as of the PC/CM Benefit Transfer Date, Citigroup shall, in a manner that is intended to comply with Section 125 of the Code, use its reasonable efforts to cause each PC/CM Continuing Business Employee who participates in the Legg Mason DCAP to be credited under the Citigroup DCAP or any Affiliate of Citigroup with amounts that give effect to elections made by the PC/CM Continuing Business Employee under the Legg Mason DCAP for the plan year in which the PC/CM Benefit Transfer Date occurs.

(h) Prior to the Closing Date, Legg Mason Sellers shall take all actions necessary to (i) terminate the status of Legg Mason Wood Walker as the “sponsoring employer” under the Legg Mason 401(k) Plan and (ii) cause the Legg Mason 401(k) Plan and related trust to be transferred to, and assumed by (including all Liabilities relating thereto) Legg Mason or a Subsidiary of Legg Mason (other than a PC/CM Transferred Subsidiary). Effective as of the Closing Date, no PC/CM Continuing Business Employee shall actively participate in the Legg Mason 401(k) Plan. Effective as of the Closing Date, PC/CM Continuing Business Employees who participate in the Legg Mason 401(k) Plan (the “PC/CM 401(k) Participants”) shall immediately be 100% vested in their individual account balances under the Legg Mason 401(k) Plan. Unless otherwise required by Requirements of Law, on or after January 1, 2006, such account balances may be transferred by the PC/CM 401(k) Participants to the Citigroup 401(k) Plan in a rollover contribution. Prior to the Closing Date, Citigroup shall amend the Citigroup 401(k) Plan to the extent necessary to enable the PC/CM 401(k) Participants to make rollover contributions to the Citigroup 401(k) Plan, which, only in the case of a PC/CM 401(k) Participant who rolls over his or her account balance within 90 days following the Closing Date, may include any outstanding loans from the Legg Mason 401(k) Plan.

(i) Legg Mason shall cause all PC/CM Continuing Employees who participate in the Legg Mason 401(k) Plan as of the Closing Date to receive a pro rata matching and profit sharing contribution, as applicable, at the rate specified in the Legg Mason 401(k) Plan for the plan year that includes the Closing Date, which matching and profit sharing contribution, as applicable, shall otherwise be made in accordance with the terms of the Legg Mason 401(k) Plan.

(j) Citigroup shall be obligated to pay PC/CM Continuing Business Employees entitled to annual bonuses under each of the PC/CM Benefit Plans that provide for payment of annual bonuses (which PC/CM Benefit Plans are listed in Section 6.15(j) of the Legg Mason Disclosure Letter) the annual bonuses for (i) the bonus year of the PC/CM Subsidiaries that includes the Closing Date (the “Current PC/CM Bonus Year”) and (ii) the bonus year of the PC/CM Subsidiaries completed prior to the Current PC/CM Bonus Year (the “Prior PC/CM Bonus Year”), in each case if not previously paid. The liability for the pro rata portion of the annual bonuses that Citigroup is obligated to pay for the Current PC/CM Bonus Year shall be included on the PC/CM Estimated Closing Date Balance Sheet and the PC/CM Final Closing Date Balance Sheet. The liability for the pro rata portion described in the preceding sentence shall be the aggregate amount of the annual bonus pool available for payment to the PC/CM Continuing Employees based upon performance measured during the Current PC/CM Bonus Year through the most practicable date prior to the Closing Date. A liability for annual bonuses Citigroup may be obligated to pay for the Prior PC/CM Bonus Year, if any, shall be included on the PC/CM Estimated Closing Date Balance Sheet, and the PC/CM Final Closing Date Balance Sheet, and shall be based on performance during the Prior PC/CM Bonus Year. The actual amount of the annual bonuses to be paid (or vested, but payable in the future) by Citigroup to PC/CM Continuing Business Employees for the Current PC/CM Bonus Year and, if applicable, the Prior PC/CM Bonus Year, shall be made in a manner, to the extent practicable, that complies with Section 409A of the Code and in no event be less than the amount of the liability calculated pursuant to this Section 6.15(j). Legg Mason agrees to consult in a reasonable and timely manner with Citigroup in respect of the amount of any prior bonuses and annual bonuses payable to U.S. PC/CM Business Employees who are reasonably expected to become PC/CM Continuing Business Employees for the bonus year, if any, of the PC/CM Subsidiaries that ends after the date of this Agreement but prior to the Closing Date.

(k) Except as set forth in the Legg Mason Disclosure Letter, effective immediately prior to the Closing, Legg Mason shall in a manner, to the extent practicable, that complies with Section 409A of the Code, (i) cause each unvested stock option to purchase shares of Legg Mason common stock that was granted to a PC/CM Continuing Business Employee (other than to a PC/CM Transferred Non-Continuing Business Employee) pursuant to each of the Legg Mason Benefit Plans and PC/CM Benefit Plans listed in Section 6.15(k)(i) of the Legg Mason Disclosure Letter that is outstanding immediately prior to the Closing to become fully vested, and once vested, such stock option shall remain exercisable in accordance with its terms and (ii) cause each outstanding share of restricted Legg Mason common stock and each phantom stock unit that was granted to a PC/CM Continuing Business Employee (other than to a PC/CM Transferred Non-Continuing Business Employee) pursuant to each of the PC/CM Benefit Plans listed in Section 6.15(k)(ii) of the Legg Mason Disclosure Letter the restrictions of which have not lapsed or have vested, as the case may be, immediately prior to the Closing to become fully vested on the closing date and paid in accordance with the terms of such PC/CM Benefit Plan following the Closing Date. Prior to the Closing Date, Legg Mason shall assume each of the PC/CM Benefit Plans listed in Section 6.15(k)(iii) of the Legg Mason Disclosure Letter and all liabilities thereunder.

(l) Prior to the Closing Date, Legg Mason shall in a manner, to the extent practicable, that complies with Section 409A of the Code, to the extent necessary, amend each of the PC/CM Subsidiaries Benefit Plans listed in Section 6.15(l) of the Legg Mason Disclosure Letter (the “PC/CM Retention Plans”) to provide for the accelerated vesting on the Closing Date and payout of the Accelerated Portion (as defined below) of the account balances under the PC/CM Retention Plans of the PC/CM Continuing Business Employees, in accordance with the terms of such plans following the Closing Date. It is the intent of the Parties that, on and after the Closing Date, PC/CM Continuing Business Employees shall continue to vest in the portion of their account balances under each of the PC/CM Retention Plans that does not constitute the Accelerated Portion (the “Retention Portion”) in accordance with the terms and provisions of each such plan and that the Retention Portion not be distributed to PC/CM Continuing Business Employees on the Closing Date. The Accelerated Portion shall mean the portion of the accounts for PC/CM Continuing Business Employees that are scheduled to vest or have previously vested under the current terms of the PC/CM Retention Plans on or prior to December 31, 2006. The aggregate value of the Retention Portion shall be based on the sum of (i) the number of shares of Legg Mason Common Stock or Legg Mason Common Stock-based awards comprising the unvested account balances of the PC/CM Continuing Business Employees multiplied by the average of the high and low trading prices of Legg Mason common stock on the Closing Date) and (ii) the forfeited account balances as of the Closing Date of the PC/CM Continuing Business Employees that are not denominated in shares of Legg Mason common stock (the “Legg Mason Continuing Deferred Compensation Account”). Effective as of the Closing Date, Citigroup shall, in a manner, to the extent practicable, that complies with Section 409A of the Code, take such actions as shall be reasonably necessary to establish, or cause to be established, one or more mirror plans to replace the PC/CM Retention Plans (the “Citigroup Replacement Retention Plans”) and shall take such actions as shall be reasonably necessary to cause each such Citigroup Replacement Retention Plan to assume on the Closing Date all of the obligations and liabilities for the Retention Portion with respect to PC/CM Continuing Business Employees under the PC/CM Retention Plans such that such Citigroup Replacement Retention Plans shall contain terms and conditions that are no less favorable to a PC/CM Continuing Business Employee than those that applied under the PC/CM Retention Plans, except that (i) service with Citigroup and its Affiliates shall be substituted under the Citigroup Replacement Retention Plans for service with Legg Mason and its Affiliates for periods on and after the Closing Date and (ii) common stock of Citigroup or another notional investment alternative, as determined by Citigroup in its sole discretion, may be substituted on the Closing Date for common stock of Legg Mason under the Citigroup Replacement Retention Plans. Prior to the Closing Date, Legg Mason shall cause (i) each of the PC/CM Retention Plans to be amended, and shall take such other action as shall be reasonably necessary, to provide for the transfer on the Closing Date of the liabilities in respect of the Retention Portion for PC/CM Continuing Employees under the PC/CM Retention Plans to the Citigroup Replacement Retention Plans and, upon such transfer of liabilities, to cause the PC/CM Retention Plans to be transferred to, and assumed by (including all liabilities relating thereto), Legg Mason or a Subsidiary of Legg Mason (other than a PC/CM Transferred Subsidiary) effective as of the Closing Date, and (ii) the Legg Mason Wood Walker Incorporated Deferred Compensation Trust (the “Legg Mason Wood Walker Trust”) established in connection with certain of the PC/CM Retention Plans to be transferred to Legg Mason or a Subsidiary of Legg Mason (other than a PC/CM Transferred Subsidiary). No assets of the Legg Mason Wood Walker Trust shall be transferred to Citigroup or any Subsidiary of Citigroup in connection with the assumption by the Citigroup Replacement Retention Plans of the obligations and liabilities with respect to PC/CM Continuing Business Employees under the PC/CM Retention Plans. It is the intent of the parties that no assets of Legg Mason Wood Walker Trust be applied to pay benefits to PC/CM Continuing Business Employees under the Citigroup Replacement Retention Plans or the PC/CM Retention Plans on and after the Closing Date and, to the extent any such assets are transferred or applied to the payment of such benefit on or after the Closing Date, Citigroup shall promptly make a cash payment to Legg Mason equal to the value of the assets so applied. Subject to Section 1.2(c), on the Closing Date prior to the Closing, Legg Mason shall contribute to the capital of the PC/CM Transferred Subsidiary an amount equal to the Legg Mason Continuing Deferred Compensation Amount.

(m) No later than sixty days after the date hereof, to the extent permitted by Requirement of Law, Legg Mason shall deliver to Citigroup the name, social security (or similar foreign term), home address, home telephone number, current annual salary rates, bonuses, deferred or contingent compensation, accrued vacation, and other like benefits paid or payable (in cash or otherwise), date of employment and job title of each PC/CM Continuing Business Employee. Legg Mason shall use reasonable efforts to update the information provided pursuant the foregoing sentence as reasonably requested by Citigroup.

Section 1.26 Restrictions on Legg Mason Purchase of its Stock. Section 6.20 of the Original Agreement is amended and restated in its entirety as follows:

Section 6.20 Restrictions on Legg Mason Purchases of its Stock; Citigroup Ownership of Legg Mason Stock.

(a) Legg Mason shall not purchase, or take any other corporate action with respect to, the Legg Mason Common Stock which would result in Citigroup owning in excess of 14.39% of the then-outstanding shares of Legg Mason capital stock.

(b) Citigroup shall notify Legg Mason as soon as practicable following such time as the sum of (i) the number of shares of Legg Mason Common Stock owned by Citigroup and its Affiliates and (ii) the number of shares of Legg Mason Common Stock into which the Legg Mason Preferred Stock owned by Citigroup and its Affiliate can be converted represents less than 10% of the issued and outstanding shares of Legg Mason Common Stock (based on the total amount of issued and outstanding shares of Legg Mason Common Stock reported in the most recently available Form 10-Q filed by Legg Mason with the SEC).

Section 1.27 CAM Financial Information. Section 6.21 of the Original Agreement is amended and restated in its entirety as follows:

Section 6.21 CAM Financial Information. As promptly as practicable after the date hereof and, in any event, no later than November 15, 2005 (provided that a draft of the financial statements referred to in clause (i) shall be delivered by October 31, 2005), Citigroup (i) shall deliver to Legg Mason (A) audited financial statements (including selected financial data) of the CAM Business for the fiscal years ended December 31, 2002, 2003 and 2004 and cooperate with Legg Mason in connection with the preparation of related pro forma financial statements, in each case that comply with either (1) the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) for financial statements that would be required to be included in a registration statement on Form S-1, S-3 or S-4 in connection with an offering of equity securities by Legg Mason after giving effect to the Transactions or (2) such requirements except as the staff of the SEC may permit Legg Mason by waiver of such requirements (in either case (1) or (2), together with customary reports and “comfort” letters of CAM’s independent public accountants) (collectively, the “CAM Financial Information”) and (B) an unaudited balance sheet of the CAM Business at September 30, 2005 and the related unaudited statement of income and cash flows of the CAM Business for the nine-month period then ended prepared in conformity with Section 4.12 (the “Interim Financial Statements”) and (ii) shall provide and make available, and shall cause the CAM Subsidiaries to provide and make available, upon reasonable notice, the senior management employees of the CAM Subsidiaries and, if appropriate, relevant employees of Citigroup for their participation in the reasonable preparation of any registration statement on Form S-1, S-3 or S-4 in connection with an offering of equity securities by Legg Mason.

Section 1.28 Commitment Letter. Section 6.22 of the Original Agreement is amended and restated in its entirety as follows.

Section 6.22 [Intentionally Omitted.]

Section 1.29 Short-Term Financings. Section 6.23 of the Original Agreement is amended and restated in its entirety as follows:

Section 6.23 Certain Financings.

(a) At or prior to the Closing, a CAM Subsidiary shall memorialize existing intercompany payables to or borrowings from Citigroup (or an Affiliate of Citigroup designated by Citigroup) by executing and delivering the promissory note attached as Exhibit M hereto in an amount equal to $62,000,000 such principal amount being equal to the excess of (x) the CAM Tangible Book Value set forth in the CAM Estimated Closing Date Balance Sheet over (y) the CAM Tangible Book Value Target and being reflected as a liability on the CAM Estimated Closing Date Balance Sheet under “Intercompany Obligation.”

(b) At or prior to the Closing, Citigroup (or an Affiliate of Citigroup designated by Citigroup) shall provide the credit facility attached as Exhibit N hereto to Legg Mason or one of its Affiliates (including a CAM Subsidiary designated by Legg Mason) for a total amount, determined in good faith by Citigroup and Legg Mason at least five Business Days prior to the Closing Date, to provide the CAM Transferred Subsidiaries with sufficient working capital following the Closing and sufficient capital to manage certain foreign capital requirements of the CAM Business, provided that such total amount shall not exceed $130,000,000.

(c) Following the Closing Date, Legg Mason shall unconditionally and irrevocably guarantee the prompt payment and performance of all amounts due under the foregoing term promissory note and credit facility pursuant to the form of guarantee attached as Exhibit O hereto.

(d) At or prior to the Closing, a PC/CM Subsidiary shall memorialize existing intercompany payables to or borrowings from Legg Mason (or an Affiliate of Legg Mason designated by Legg Mason) by executing and delivering the promissory note attached as Exhibit P hereto in an amount equal to $16,063,926, such principal amount being equal to the excess of (x) the PC/CM Tangible Book Value set forth in the PC/CM Estimated Closing Date Balance Sheet over (y) the PC/CM Tangible Book Value Target and being reflected on the PC/CM Estimated Closing Date Balance Sheet as a break-out labeled “Intercompany payable generated by transaction” to the line item “Payable to LM Incorporated”.

(e) Following the Closing Date, Citigroup shall unconditionally and irrevocably guarantee the prompt payment and performance of all amounts due under the foregoing term promissory note described in clause (d) pursuant to the form of guarantee attached as Exhibit Q hereto.

Section 1.30 Certain Deductions. References to “Legg Mason Indemnities”, “Citigroup Indemnities” and “Citigroup’s Hypothetical Liability” in Section 8.13(a)(i), Section 8.13(b)(i) and Section 8.13(b)(iv) of the Original Agreement shall be deemed references to “Legg Mason Tax Indemnities”, “Citigroup Tax Indemnities” and “Citigroup Hypothetical Tax Liability”, respectively.

Section 1.31 Indemnification of Legg Mason. Section 10.2 of the Original Agreement is amended and restated in its entirety as follows:

Section 10.2 Indemnification of Legg Mason. Subject to the terms of this Article X, from and after the Closing, Citigroup shall indemnify, defend, save and hold harmless Legg Mason and its Affiliates and each of their respective officers, directors, employees, agents, representatives, successors and assigns (collectively, the “Legg Mason Indemnified Parties”), from and against any and all:

(a) Losses resulting from or arising out of any breach by Citigroup of any representation or warranty in this Agreement (without regard to any CAM Material Adverse Effect or materiality qualifications, except for reference to the words “material” or “CAM Material Adverse Effect” in the Sections set forth in Annex E hereto) other than the representations and warranties in Section 4.20;

(b) Losses resulting from or arising out of the failure by Citigroup to perform any of its covenants or agreements contained in this Agreement;

(c) Losses resulting from or arising out of any investigation by a Governmental Authority of which Citigroup or any of its Affiliates or agents or representatives has notice, or any action, suit, proceeding, claim, demand or assessment made or brought by any Person, on or prior to the date of this Agreement, including any of the CAM Scheduled Matters;

(d) Losses resulting from or arising out of the failure of Citigroup or any of the CAM Subsidiaries to comply with AM Requirements of Law prior to the Closing in respect of the CAM Business;

(e) Losses resulting from or arising out of any of the Retained CAM Liabilities; and

(f) Losses resulting from or arising out of the breach or alleged breach of any CAM Advisory Contract with any True Up CAM Advisory Client (other than any Person listed on Annex H hereto), by reason of the fact that the express terms of such Contract require written consent to assignment for which no such consent has been received.

Section 1.32 Indemnification of Citigroup. Section 10.3 of the Original Agreement is amended and restated in its entirety as follows:

Section 10.3 Indemnification of Citigroup. Subject to the terms of this Article X, from and after the Closing, Legg Mason shall indemnify, defend, save and hold harmless Citigroup and its Affiliates and each of their respective officers, directors, employees, agents, representatives, successors and assigns (collectively, the “Citigroup Indemnified Parties” and together with the Legg Mason Indemnified Parties, the “Indemnified Parties”, and each, an “Indemnified Party”) from and against any and all:

(a) Losses resulting from or arising out of any breach by Legg Mason of any representation or warranty in this Agreement (without regard to any PC/CM Material Adverse Effect or materiality qualifications, except for reference to the word “material” or “PC/CM Material Adverse Effect” in the Sections set forth in Annex E hereto) other than the representations and warranties in Section 5.18;

(b) Losses resulting from or arising out of the failure by Legg Mason to perform any of its covenants or agreements contained in this Agreement;

(c) Losses resulting from or arising out of any investigation by a Governmental Authority of which Legg Mason or any of its Affiliates or agents or representatives has notice, or any action, suit, proceeding, claim, demand or assessment made or brought by any Person, on or prior to the date of this Agreement, including any of the PC/CM Scheduled Matters;

(d) Losses resulting from or arising out of any of the Retained PC/CM Liabilities;

(e) Losses resulting from or arising out of the failure of Legg Mason or any of the Subsidiaries of Legg Mason to comply with PC/CM Requirements of Law prior to the Closing in respect of the PC/CM Business; and

(f) Losses resulting from or arising out of any of the Web Site Matters.

Section 1.33 Claims. Section 10.4 of the Original Agreement is amended and restated in its entirety as follows:

Section 10.4 Claims. Upon receipt by an Indemnified Party of notice of any action, suit, proceedings, claim, demand or assessment made or brought by an unaffiliated third party or Governmental Authority (a “Third Party Claim”) with respect to a matter for which such Indemnified Party is indemnified under this Article X which has or is reasonably expected to give rise to a claim for Losses, the Indemnified Party shall as soon as practicable, in the case of a Legg Mason Indemnified Party, notify Citigroup and in the case of a Citigroup Indemnified Party, notify Legg Mason (Citigroup or Legg Mason, as the case may be, the “Indemnifying Party”), in writing, indicating the nature of such Third Party Claim and the basis therefor; provided, however, that any delay or failure by the Indemnified Party to give notice to the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. Such written notice requirement shall be satisfied by promptly transmitting the statement of claim, complaint, regulatory correspondence or other document triggering the indemnification to the Indemnifying Party along with a cover letter stating briefly why the Indemnified Party believes the claim is subject to indemnification. Such notice shall be sent by facsimile or overnight delivery service in accordance with Section 11.3. The

Indemnifying Party shall have 10 Business Days after receipt of notice to elect, at its option, to assume and control the defense of, at its own expense and by its own counsel, any such Third Party Claim and shall be entitled to assert any and all defenses available to the Indemnified Party to the fullest extent permitted under Requirements of Law; provided, however, that the right of the Indemnifying Party to assume and control the defense of any Third Party Claim shall not apply in the case of a Third Party Claim that seeks indemnification solely as a result of a breach of representations covered under Section 10.2(a) or 10.3(a), as applicable, if and only if the parties mutually agree that the Losses reasonably expected to be indemnifiable by the Indemnifying Party as a result of such Third Party Claim are not expected, when taken together with prior Losses and pending and reasonably foreseeable future Losses, to exceed, in the case of breaches of representations covered under Section 10.2(a), the Citigroup Threshold (or remaining Citigroup Threshold) and, in the case of breaches of representations covered under Section 10.3(a), the Legg Mason Threshold (or remaining Legg Mason Threshold); provided further that the Indemnifying Party shall have the right to assume and control the defense of any such Third Party Claim previously being controlled by the Indemnified Party pursuant to the immediately preceding proviso at such time as the Indemnifying Party determines that the applicable Third Party Claim, either alone or when taken together with prior Losses and pending and reasonably foreseeable future Losses, is expected to exceed, in the case of breaches of representations covered under Section 10.2(a), the Citigroup Threshold (or remaining Citigroup Threshold) and, in the case of breaches of representations covered under Section 10.3(a), the Legg Mason Threshold (or remaining Legg Mason Threshold). If the Indemnifying Party shall undertake to compromise or defend any such Third Party Claim, it shall promptly, but in any event within 10 Business Days of the receipt of notice from the Indemnified Party of such Third Party Claim, notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such Third Party Claim; provided, however, that the Indemnifying Party shall not settle, compromise or discharge, or admit any liability with respect to, any such Third Party Claim without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed), unless the relief consists solely of money Losses to be paid by the Indemnifying Party and includes a provision whereby the plaintiff or claimant in the matter releases the Legg Mason Indemnified Parties or the Citigroup Indemnified Parties, as applicable, from all liability with respect thereto. Notwithstanding an election to assume the defense of such action or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if the (i) Indemnified Party shall have determined in good faith that an actual or potential conflict of interest makes representation by the same counsel or the counsel selected by the Indemnifying Party inappropriate or (ii) Indemnifying Party shall have authorized the Indemnified Party to employ separate counsel at the Indemnifying Party’s expense. In any event, the

Indemnified Party and Indemnifying Party and their counsel shall cooperate in the defense of any Third Party Claim subject to this Article X, keep such Persons informed of all developments relating to any such Third Party Claims and provide copies of all relevant correspondence and documentation relating thereto. All costs and expenses incurred in connection with the Indemnified Party’s cooperation shall be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted liability. If the Indemnifying Party receiving such notice of a Third Party Claim does not elect to defend such Third Party Claim or does not defend such Third Party Claim in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party’s expense, to defend such Third Party Claim; provided, however, that the Indemnified Party shall not settle, compromise or discharge, or admit any liability with respect to, any such Third Party Claim without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed).

Section 1.34 Jurisdiction; Venue; Consent to Service of Process. Section 11.5(a) of the Original Agreement is amended and restated in its entirety as follows:

(a) Each of the Parties irrevocably and unconditionally submits to the non exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court will not accept jurisdiction, the Supreme Court of the State of New York or any court of competent civil jurisdiction sitting in New York County, New York. In any action, suit or other proceeding relating to this Agreement, each of the Parties irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the Parties also hereby agrees that any final and unappealable judgment against a Party in connection with any action, suit or other proceeding relating to this Agreement shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

Section 1.35 Expenses. Section 11.12 of the Original Agreement is amended and restated in its entirety as follows:

Section 11.12 Expenses. Except as provided in Sections 6.8(e) and 8.3, whether or not the Transactions are consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except Citigroup and Legg Mason shall each bear and pay (a) one half of the expenses incurred by it or its Affiliates in connection with the filing, printing and mailing of the notices and proxy solicitation materials required by Section 6.6(b) and (b) one half of the fees and expenses of CAM’s independent auditors incurred in connection with the preparation of the CAM Financial Information and the Interim Financial Statements in accordance with Section 6.21.

Section 1.36 Annex A. (a) The following definitions set forth in Annex A of the Original Agreement are amended and restated in their entirety as follows:

“CAM Business” means the asset management business of Citigroup described under the caption “Asset Management” on page 4 of Citigroup’s Form 10-Q for the quarter ended March 31, 2005 filed with the SEC, excluding (a) Citigroup’s asset management business (“BM”) and Citigroup’s Banamex retirement services business in Mexico, (b) Citigroup’s domestic asset management manufacturing businesses in Colombia, Argentina and Korea, (c) Citigroup’s retirement services business in Latin America (“LARS”), (d) Citigroup’s interest in Citistreet, (e) Citigroup’s private bank “Tailored Portfolio Group,” (f) Citigroup’s transfer agency operation for the Smith Barney family of Registered Investment Companies, (g) seed capital and ownership interests in CAM investment products and entities whose sole function is to own, hold or provide seed capital or ownership interests in CAM investment products, (h) the fund administration business for the Luxembourg Non-Registered Funds, (i) the business conducted under the oversight agreement between LARS and BM, (j) the Travelers Series Trust fund administration business, (k) Citigroup’s unit investment trust business, (l) the Citi Islamic Portfolios, (m) Citigroup’s asset management business in Indonesia, (n) Citigroup’s 529 Plan administrative services operations as described in the 529 Plan Services Agreement, (o) Citigroup’s separately managed account services operations as described in the Services Agreement and (p) Citigroup’s asset management business in Italy, with the results of operations of such asset management business (after giving effect to such exclusions) being reflected in the pro forma unaudited combined income statement for such business for the three months ended March 31, 2005 and the financial position of such asset management business (after giving effect to such exclusions) being reflected on the pro forma unaudited combined balance sheet for such business as of March 31, 2005 (in each case as provided to Legg Mason pursuant to Section 4.12(a)); provided that the parties acknowledge and agree that such income statement and balance sheet shall be deemed to exclude the results of operations and financial position attributable to the businesses and operations described in exclusions (k) through (p) to the extent necessary to give effect to such exclusions for all purposes under this Agreement, including the CAM Financial Information and for purposes of preparing the CAM Estimated Closing Date Balance Sheet and the CAM Final Closing Date Balance Sheet pursuant to Sections 2.2(a) and 3.1(a), respectively. For the avoidance of doubt, the CAM Business shall include the business and operations of the CAM Subsidiaries (or any portion thereof) described in the immediately preceding sentence and shall exclude all other businesses and operations of Citigroup and its Affiliates.

“CAM Business Employee” means all persons employed by Citigroup or any Affiliate of Citigroup primarily engaged in or primarily in support of the CAM

Business as of the Closing; provided that the term “CAM Business Employee” shall not include employees set forth in Section 6.14(a)(i) of the Citigroup Disclosure Letter; and provided further that for purposes of (a) the definition of CAM Benefit Plan, the term “CAM Business Employee” shall be deemed to refer to any person employed by Citigroup or any Affiliate of Citigroup primarily engaged in or primarily in support of the CAM Business as of the date hereof, and (b) Sections 6.1(b)(v), 6.1(b)(vii), 6.14(a), 6.14(m) and 6.14(n), the term “CAM Business Employee” shall be deemed to refer to any person employed by Citigroup or any Affiliate of Citigroup primarily engaged in or primarily in support of the CAM Business as of the date of the proposed action thereunder.

“CGMI” means Citigroup Global Markets, Inc.

“Distribution and Product Access Agreement” and “Distribution Agreement” means the Amended and Restated Global Distribution Agreement dated as of October 3, 2005.

“Excluded Advisory Contract” means, with respect to a CAM Advisory Contract in effect as of May 31, 2005, (a) a contract set forth on Support Schedules G, H, I and J and of the Revenue Run-Rate Schedule and, with respect to a CAM Advisory Contract in effect after May 31, 2005, a contract of such type, (b) accounts managed by the Tailored Portfolio Group, (c) clients of Citigroup’s asset management business in Indonesia, (d) Citi Islamic Portfolios and (e) accounts managed by Maurits Edershein or William Joseph (other than the Worldwide Special Value Fund, N.V.) that have been moved to Smith Barney.

“Legg Mason Note” means the senior term note that may be issued to Citigroup pursuant to this Agreement, in the form set forth in Exhibit R attached hereto.

“PC/CM Business” means (a) the private client business of Legg Mason described under the caption “Private Client Business Segment” starting on page 11 of Legg Mason’s Form 10-K for the fiscal year ended March 31, 2005 filed with the SEC (the “PC Business”) and (b) the capital markets business of Legg Mason as described under the caption “Capital Markets Business Segment” starting on page 13 of such Form 10-K, including, by way of example and not limitation, the corporate investment banking, public finance investment banking, institutional equity sales and trading, institutional fixed income sales and trading, structured finance, syndication and equity research, but excluding (i) the business of Legg Mason Real Estate Services and Legg Mason Real Estate Investors and (ii) Legg Mason’s investment in Capco Holdings, Inc. (the “CM Business”), with the results of operations of such businesses (after giving effect to such exclusion) being reflected in the PC/CM Income Statement and the financial position of such businesses (after giving effect to such exclusion) being reflected on the PC/CM Base Balance Sheet (in each case as provided to Legg Mason pursuant to Section 5.10(a)); provided that the parties acknowledge and agree that such income statement and balance sheet shall be deemed to exclude the results of operations and financial position attributable to the businesses and operations described in exclusions (i) and (ii) to the extent necessary to give effect to such exclusions for all purposes under this Agreement, including the PC/CM Financial Information and for purposes of preparing the PC/CM Estimated Closing Date Balance Sheet and the PC/CM Final Closing Date Balance Sheet pursuant to Sections 2.2(b) and 3.2(a), respectively.

“PC/CM Business Employee” means all persons employed by Legg Mason or any Affiliate of Legg Mason primarily engaged in or primarily in support of the PC/CM Business as of the Closing; provided that the term “PC/CM Business Employee” shall not include employees set forth in Section 6.15(a)(i) of the Legg Mason Disclosure Letter; and provided further that for purposes of (a) the definition of PC/CM Benefit Plan, the term “PC/CM Business Employee” shall be deemed to refer to any person employed by Legg Mason or any Affiliate of Legg Mason primarily engaged in or primarily in support of the PC/CM Business as of the date hereof, and (b) Sections 6.2(b)(v), 6.2(b)(vii), 6.15(a) and 6.15(m), the term “PC/CM Business Employee” shall be deemed to refer to any person employed by Legg Mason or any Affiliate of Legg Mason primarily engaged in or primarily in support of the PC/CM Business as of the date of the proposed action thereunder.

“Related Agreements” means each of the Distribution and Product Access Agreement, the Transition Services Agreements, the Services Agreement, the License Agreements and the Investor Rights Agreement.

“Retained CAM Liabilities” has the meaning set forth in Exhibit H attached hereto.

“Retained PC/CM Liabilities” has the meaning set forth in Exhibit I attached hereto.

“Services Agreement” means the Services Agreement to be entered into by and between Citigroup and Legg Mason at the Closing regarding services to be provided by Citigroup and its Affiliates to Legg Mason ands its Affiliates in respect of separately managed accounts.

(b) The following definitions set forth in Annex A of the Original Agreement are deleted in their entirety:

“Loan Documentation” has the meaning set forth in Section 6.22.

“Net Adjustment Amount” means (a) the PC/CM Balance Sheet Adjustment, if any, less (b) the CAM Balance Sheet Adjustment, if any, which amount may be positive or negative.

(c) The following definitions are added to Annex A of the Original Agreement and inserted in appropriate alphabetical order, as amended:

“CAM Benefit Transfer Date” has the meaning set forth in Section 6.14(e).

“CAM Deferred Transferred Employees” has the meaning set forth in Section 6.14(m).

“CAM Leave Employee” has the meaning set forth in Section 6.14(a)(iv).

“CAM Polish Transferred Subsidiaries” means Towarzystwo Funduszy Inwestycyjnych BH S.A. and Handlowy Zarzadzanie Aktywami S.A., wholly-owned subsidiaries of Bank Handlowy w Warszawie S.A.

“Citigroup Distributor” has the meaning set forth in the Distribution and Product Access Agreement.

“Citigroup FSA” has the meaning set forth in Section 6.14(f).

“Citigroup’s Actual Tax Liability” has the meaning set forth in Section 8.13(b)(ii).

“Citigroup’s Hypothetical Tax Liability” has the meaning set forth in Section 8.13(b)(ii).

“CNAI Term Loan Facility” means the $300 million 5-Year Term Loan Agreement, dated as of November 23, 2005 (as may be amended, restated or otherwise modified), among Legg Mason, as borrower, Citicorp North America, Inc., as administrative agent, and the lenders party thereto.

“529 Plan Services Agreement” means the Administrative Services Agreement to be entered into by and between CGMI and Legg Mason Investor Services, LLC at the Closing regarding services to be provided in respect of certain 529 plans.

“Funding Inability” means, in connection with any proposed payment by Legg Mason to Citigroup hereunder, that Legg Mason (i) is unable to fulfill the conditions precedent under Section 3.02 of the Term Loan Agreement (or, for purposes of Section 6.8(b) of the Citigroup Disclosure Letter, Section 3.02 of the CNAI Term Loan Facility), has requested that the lenders waive such conditions precedent and the lenders thereunder are unwilling to waive such conditions precedent or (ii) has exercised its right to borrow under the Term Loan Facility (or, for purposes of Section 6.8(b) of the Citigroup Disclosure Letter, the CNAI Term Loan Facility) and the lenders thereunder have failed to lend, for whatever reason, in an amount equal to such requested borrowing.

“Indonesia Business” has the meaning set forth in Section 6.8(g)(i).

“Indonesia Wind-Down” has the meaning set forth in Section 6.8(g)(i).

“Interim Advisory Contract” has the meaning set forth in Section 6.6(b)(i).

“Legg Mason AM Assets” has the meaning set forth in Exhibit I hereto.

“Legg Mason Group” has the meaning set forth in Section 8.13(a)(ii).

“Legg Mason Mixed Use Assets” has the meaning set forth in Exhibit I hereto.

“Legg Mason’s Actual Tax Liability” has the meaning set forth in Section 8.13(a)(ii).

“Legg Mason’s Hypothetical Tax Liability” has the meaning set forth in Section 8.13(a)(ii).

“Liabilities” has the meaning set forth in Exhibit I hereto.

“License Agreements” means the (a) the service mark license agreements relating to the use of Citigroup marks by Legg Mason and certain CAM Registered Investment Companies for a period of three years following the Closing to be entered into by and between Citigroup or its Affiliates, on one hand, and Legg Mason or the CAM Registered Investment Companies, on the other hand, (b) the cross-license between Citigroup and Legg Mason of certain transitional rights to Trademarks and certain perpetual rights to other types of Intellectual Property, in each case at the Closing and (c) the license agreements relating to the use of Citigroup marks by Legg Mason and certain CAM Registered Investment Companies and CAM Non-Registered Funds for a period of one year following the Closing to be entered into by and between Citigroup or its Affiliates, on one hand, and Legg Mason, the CAM Registered Investment Companies or CAM Non-Registered Funds, on the other hand, in each case at the Closing.

“PC/CM Leave Employee” has the meaning set forth in Section 6.15(a)(iv).

“New Advisory Contract” has the meaning set forth in Section 6.6(b)(i).

“Retained CAM Assets” has the meaning set forth in Exhibit H attached hereto.

“Services Agreement Employee” means any employee of Citigroup or its Affiliate providing services to Legg Mason and its Affiliates pursuant to the Services Agreement.

“TA Order” means the Order of the U.S. Securities and Exchange Commission Instituting Administrative and Cease-and-Desist Proceedings, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order against Smith Barney Fund Management LLC and Citigroup Global Markets Inc., dated May 31, 2005.

“Term Loan Facility” means the $700 million Term Loan, dated as of October 14, 2005 (as may be amended, restated or otherwise modified), among Legg Mason, as borrower, Citibank N.A., as administrative agent, certain other agents and arrangers, and the lenders party thereto.

“Web Site Matters” means any security or data privacy breaches (whether intentional or unintentional) of any web site included in the PC Business, where the breach (i) arose or occurred prior to Closing, and (ii) was of a nature specifically anticipated in items H1 and/or H4 of Ernst & Young’s Vulnerability Assessment Report.

“Wind-Down Period” means the period from and after the Closing to and including the earlier of (a) the date of completion of the Indonesia Wind-Down as certified by Citigroup pursuant to Section 6.8(g)(ii) and (b) the nine-month anniversary of the Closing.

“Wind-Down Expenses” means, with respect to the Indonesia Business, all reasonable out-of-pocket third party costs and expenses incurred by Citigroup and its Affiliates during the Wind-Down Period in connection with the Indonesia Wind-Down, including reasonable severance expenses and costs of counsel.

Section 1.37 Exhibits; Annexes. (a) The following Exhibits to the Original Agreement are amended as follows:

(i) Exhibit B is amended and restated in its entirety as attached hereto.

(ii) Exhibit E is deleted in its entirety.

(iii) Exhibit F-3 is deleted in its entirety.

(iv) Exhibit H is amended and restated in its entirety as attached hereto.

(v) Exhibit I is amended and restated in its entirety as attached hereto.

(c) The following Exhibits are added to the Agreement, each in the form attached hereto:

(i) Exhibit J.

(ii) Exhibit K (PC/CM Base Balance Sheet), which shall be the PC/CM Base Balance Sheet referred to in Section 3.2 of the Agreement.

(iii) Exhibit L (CAM Base Balance Sheet), which shall be the CAM Base Balance Sheet referred to in Section 3.1 of the Agreement.

(iv) Exhibit M.

(v) Exhibit N.

(vi) Exhibit O.

(vii) Exhibit P.

(viii) Exhibit Q.

(ix) Exhibit R.

(d) The following Annex to the Original Agreement is amended as follows:

(i) Annex E is amended and restated in its entirety as attached hereto.

(e) The following Annexes are added to the Agreement, each in the form attached hereto:

(i) Annex G.

(ii) Annex H.

(iii) Annex 2.2(a)(ii).

(iv) Annex 2.2(b)(ii).

Section 1.38 Citigroup Disclosure Letter. The following Sections of the Citigroup Disclosure Letter shall be amended or amended and restated as follows:

(a) Section 6.8(b) is amended and restated in its entirety as attached hereto.

(b) Section 7 of Section 6.13(c) is amended and restated in its entirety as attached hereto.

(c) Section 6.14 is amended and restated as attached hereto.

(d) Any reference to “Parent” in Sections 4.14(a)(i), 4.14(h) and 6.14 shall be replaced with “Citigroup”.

(e) Section 6.17(b)(i) is amended by deleting Indonesia from such Section.

(f) Sections 4.5, 4.17(a), 4.17(d) and 4.18(a) are each amended and restated in their entireties as attached hereto.

Section 1.39 Legg Mason Disclosure Letter. The following Sections of the Legg Mason Disclosure Letter shall be amended as follows:

(a) Section 5.5 is amended and restated in its entirety as attached hereto.

(b) Section 5.15(a) is amended and restated in its entirety as attached hereto.

(c) Section 5.15(c) is amended and restated in its entirety as attached hereto.

(d) Section 6.10(b)(ii) is amended and restated in its entirety as attached hereto.

(e) Section 6.15(k) is amended and restated in its entirety as attached hereto.

(f) Section 8.4(a) is amended and restated in its entirety as attached hereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Citigroup Representations and Warranties. Citigroup hereby represents and warrants to Legg Mason as follows:

(a) Organizational and Good Standing of Citigroup. Citigroup is a legal entity duly organized, validly existing and in good standing under the Requirements of Law of its jurisdiction of organization and has all requisite power and authority to own, operate and lease its assets and to carry on its business as currently conducted.

(b) Authorization; Binding Obligations of Citigroup. Citigroup has all necessary power and authority to make, execute and deliver this Amendment and to perform all of the obligations to be performed by it hereunder. The making execution, delivery and performance by Citigroup of this Amendment and the consummation by them of the transactions contemplated by this Amendment have been duly and validly authorized by all necessary corporate action on the part of Citigroup. This Amendment has been duly and validly executed and delivered by Citigroup and assuming the due authorization, execution and delivery by Legg Mason, this Amendment constitutes the valid, legal and binding obligation of Citigroup, enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar Requirements of Law, not or hereafter in effect, relating to or affecting the rights of creditors generally and the availability of specific remedies may be limited by legal and equitable principles of general applicability.

Section 2.2 Legg Mason Representations and Warranties. Legg Mason hereby represents and warrants to Citigroup as follows:

(a) Organizational and Good Standing of Legg Mason. Legg Mason is a legal entity duly organized, validly existing and in good standing under the Requirements of Law of its jurisdiction of organization and has all requisite power and authority to own, operate and lease its assets and to carry on its business as currently conducted.

(b) Authorization; Binding Obligations of Legg Mason. Legg Mason has all necessary power and authority to make, execute and deliver this Amendment and to perform all of the obligations to be performed by it hereunder. The making execution, delivery and performance by Legg Mason of this Amendment and the consummation by them of the transactions contemplated by this Amendment have been duly and validly authorized by all necessary corporate action on the part of Legg Mason. This Amendment has been duly and validly executed and delivered by Legg Mason and assuming the due authorization, execution and delivery by Citigroup, this Amendment constitutes the valid, legal and binding obligation of Legg Mason, enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar Requirements of Law, not or hereafter in effect, relating to or affecting the rights of creditors generally and the availability of specific remedies may be limited by legal and equitable principles of general applicability.

ARTICLE III

MISCELLANEOUS

Section 3.1 Rule of Construction. When a reference is made in the Agreement to a “Schedule” of the Citigroup Disclosure Letter or the Legg Mason Disclosure Letter, such reference is to the relevant “Section” of the Citigroup Disclosure Letter or the Legg Mason Disclosure Letter, as the case may be.

Section 3.2 Full Force and Effect. Except as expressly amended by this Amendment, the Original Agreement remains unchanged, and the Original Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects as the agreement between the Parties and shall remain in full force and effect.

Section 3.3 Governing Law. This Amendment shall be governed by and construed in accordance with the Requirements of Law of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.

Section 3.4 Counterparts. This Amendment may be executed by the Parties in multiple counterparts which may be delivered by facsimile transmission. Each counterpart when so executed and delivered shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed on its behalf by an authorized officer as of the date first above written.

CITIGROUP INC.

By:	/s/ Anthony Lazzara
	Name:	Anthony Lazzara
	Title:	Managing Director, M&A Execution

LEGG MASON, INC.

By:	/s/ Peter L. Bain
	Name:	Peter L. Bain
	Title:	Senior Executive Vice President

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